                                TJ INTERNATIONAL, INC.
                              SOLID WASTE DISPOSAL NOTE
                             (County of Perry, Kentucky)
                                 1997 Taxable Series


         TJ INTERNATIONAL, INC. (the "Company"), a Delaware corporation, for value received, promises to pay to the order of the County of Perry, Kentucky (the "Issuer"), or its lawful assigns, the principal sum of $42,600,000 on November 15, 2001, with interest on the outstanding balance, at the interest rates, determined and payable at the times and in the manner and otherwise in accordance with the terms set forth in the Issuer's Solid Waste Disposal Revenue Bonds (TJ International Project), 1997 Taxable Series (the "Bonds") issued concurrently with this Note, until payment of such principal has been made or provided for.

         This Note is subject to prepayment at the option of the Company in the manner set forth in the Bonds for redemption of Bonds.

         If, for any reason, the amounts specified above are not sufficient to make corresponding payments of principal or redemption price of, and interest on, all of the Issuer's Bonds, when such payments are due, the Company shall pay as additional amounts due hereunder, the amounts required from time to time to make up any such deficiency. Whenever payment or provision therefor has been made in respect of the principal or redemption price of, and interest on all such Bonds, this Note shall be deemed paid in full and shall be canceled and returned to the Company.

         All payments of principal and interest shall be made to the County or its lawful assigns, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is issued pursuant to a certain Loan Agreement (the "Agreement") dated as of September 30, 1997 between the Issuer and the Company relating to the financing of a solid waste disposal facility (the "Project"). The obligations of the Company to make the payments required hereunder shall be absolute and unconditional without defense or set-off by reason of any default by the suppliers under construction contracts and purchase orders covering the acquisition, construction and installation of the Project or by the Issuer under the Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Agreement, it being the intention of the Company and the Issuer that the payments hereunder will be paid in full when due without any delay or diminution whatsoever.

         In case one or more of the Events of Default specified in Section 5.1 of the Agreement shall have occurred and be continuing, then and in each and every such case, the Issuer or its lawful assignees, by notice in writing to the Company, may declare the unpaid balance of this Note to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds has been declared to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Note or in the Agreement to the contrary notwithstanding.

         In case the Issuer, or its lawful assignees shall have proceeded to enforce its rights under this Note or the Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or its lawful assignees, then and in every such case the Company and the Issuer, or its lawful assignees, shall be restored to their respective positions and rights hereunder, and all rights, remedies and powers of the Company and the Issuer, or its lawful assignees, shall continue as though no such proceeding had been taken.

         In case the Company shall fail forthwith to pay all amounts due hereunder and under the Agreement upon such demand, the Issuer, or its lawful assignees, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law out of the property of the Company, the moneys adjudged or decreed to be payable.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

Dated September 30, 1997                         TJ INTERNATIONAL, INC.


                                       By: /s/ Richard B. Drury
                                          ----------------------------------
                                             Richard Drury
                                             Corporate Secretary and
                                               Treasurer

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                                    LOAN AGREEMENT


                                       between


                              COUNTY OF PERRY, KENTUCKY


                                         and


                                TJ INTERNATIONAL, INC.




                    ----------------------------------------------



                            Dated as of September 30, 1997




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            Page

I.  Definitions.............................................................  1

II.  Background, Representations and Findings...............................  1

    2.1  Background.........................................................  1
    2.2  Company Representations............................................  2
    2.3  Issuer Representations.............................................  2

III.  Financing the Project; Loan and Repayment.............................  3

    3.1  Issuance of Bonds; Amount and Source of Loan.......................  3
    3.2  Repayment of Loan..................................................  3
    3.3  Prepayment of Loan.................................................  3
    3.4  Selection of Bonds to be Redeemed by Partial
           Prepayment of Loan...............................................  3
    3.5  No Defense or Set-Off..............................................  4
    3.6  Assignment of Agreement and Right to Receive Payment...............  4

IV.  Covenants of the Company...............................................  4

    4.1  Maintenance and Operation of Project...............................  4
    4.2  Corporate Existence................................................  4
    4.3  Payment of Issuer's and Holders' Expenses..........................  5
    4.4  Indemnity Against Claims...........................................  5
    4.5  Limitation of Liability of the Issuer..............................  5
    4.6  Inspection.........................................................  5
    4.7  Insurance..........................................................  5
    4.8  Taxes and Special Assessments......................................  5
    4.9  Financing Statements...............................................  6
    4.10  Notices...........................................................  6

V.  Events of Default and Remedies..........................................  6
    5.1  Events of Default..................................................  6
    5.2  Payment on Default; Suit Therefor..................................  7
    5.3  Cumulative Rights..................................................  7

VI.  Miscellaneous..........................................................  8
    6.1  Notices............................................................  8
    6.2  Assignments........................................................  9
    6.3  Applicable Law.....................................................  9
    6.4  Illegal, etc. Provisions Disregarded...............................  9
    6.5  Amendments.........................................................  9
    6.6  Successors and Assigns.............................................  9
    6.7  Term of Agreement..................................................  9
    6.8  Headings for Convenience Only......................................  9
    6.9  Counterparts.......................................................  9

EXHIBIT A - Description of the Project...................................... A-1
EXHIBIT B - Form of Note.................................................... B-1
EXHIBIT C - Form of Notice of Interest Rate Selection....................... C-1

    LOAN AGREEMENT, dated as of September 30, 1997 between the COUNTY OF PERRY, KENTUCKY (the "Issuer"), a county and political subdivision of the Commonwealth of Kentucky (the "Commonwealth") and TJ INTERNATIONAL, INC., a Delaware corporation (the "Company").


I.  DEFINITIONS.

    "Act" shall mean KRS 103.200 ET. SEQ., as amended.

    "Agent Bank" shall mean Wachovia Bank, N.A., in its capacity as agent for the Holders, and its successors and permitted assigns in such capacity.

    "Assignment" shall mean the Assignment of Loan Agreement and Note, dated as of September 30, 1997, from the Issuer to the Agent Bank, on behalf of itself and the other Holders of the Bonds.

    "Bonds" shall mean the $42,600,000 Solid Waste Disposal Revenue Bonds (TJ International Project), 1997 Taxable Series.

    "Guarantor" or "Guarantors" shall mean, individually or collectively, the following entities: TJ International, Inc.; Trus Joist MacMillan, a Limited Partnership; Norco Windows, Inc.; Trus Joist MacMillan Limited; Trus-Joist (Western) Ltd.; and TJM Facilities Corporation.

    "Guaranty" shall mean the Bond Guaranty Agreement, dated as of September 30, 1997, by and among the Guarantors and the Holders.

    "Holders" shall mean Wachovia Bank, N.A.; CIBC, Inc.; The Chase Manhattan Bank,; The First National Bank of Chicago/NBD; The Bank of Tokyo-Mitsubishi, Ltd.; and U.S. Bank of Idaho or their lawful assigns.


II. BACKGROUND, REPRESENTATIONS AND FINDINGS.

    2.1 BACKGROUND. The Issuer is a county and political subdivision of the Commonwealth of Kentucky and is authorized under the Act to enter into loan agreements with corporations and other entities with respect to one or more "industrial buildings" as defined in the Act, upon such terms and conditions as the Issuer deems advisable in accordance with the provisions of the Act in order to promote the economic development of the Commonwealth, relieve conditions of unemployment, to encourage the increase of industry in the Commonwealth and to aid in the retention of existing industry through the control of pollution, and the Issuer having found in its Resolution enacted on September 16, 1997, that the issuance of the Bonds on behalf of the Company will accomplish those purposes.

    The Company has asked the Issuer to undertake the financing of reimbursement costs relating to a project (the "Project") consisting of solid waste disposal components of a production facility for the manufacture of engineered lumber for the construction of wood joists and related products, more particularly described in EXHIBIT A attached hereto to be operated by Trus Joist MacMillan a Limited Partnership, a Delaware limited partnership, as beneficial owner of the Project ("Trus Joist MacMillan"). The Company is the managing general partner of Trus Joist MacMillan. The Issuer intends to loan the proceeds of the Bonds to the Company pursuant to the terms hereof to be repaid in installments equal to payments of debt service on such Bonds together with redemption premiums, if any. The Company will, in turn, lend the money to Trus Joist MacMillan as evidenced by a promissory note.

    2.2  COMPANY REPRESENTATIONS.  The Company represents that:

    (a) It is a corporation duly organized and existing in good standing under Delaware law, qualified to do business in the Commonwealth, with full power and legal right to enter into this Agreement and to perform its obligations hereunder. The making and performance of this Agreement on the Company's part have been duly authorized by all necessary corporate action and will not violate or conflict with the Company's Certificate of Incorporation, bylaws or any agreement, indenture or other instrument by which the Company or its properties are bound.

    (b) The Company intends to cause Trus Joist MacMillan to operate a portion of the Project as a solid waste disposal facility.

    (c) The Company has acquired or will cause Trus Joist MacMillan to acquire all permits, licenses and has or will satisfy other requirements necessary for the acquisition, construction, installation and operation of the Project.

    (d)  The Project is wholly located within the boundaries of the Issuer.

    2.3  ISSUER REPRESENTATIONS.  The Issuer represents that:

    (a) The Issuer is a county and political subdivision of the Commonwealth, and is authorized pursuant to the Act to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder.

    (b) The Issuer has the necessary power under the Act, and has duly taken all action on its part required, to authorize, execute and deliver this Agreement and to undertake the Project. The execution and performance of this Agreement by the Issuer will not violate or conflict with any instrument by which the Issuer or any of its properties is bound.

    (c) The Project constitutes an "industrial building" under the Act, and the undertaking of the financing for the Project by the Issuer will promote the public purposes of the Act in order to promote the economic development of the Commonwealth, relieve conditions of unemployment, to encourage the increase of industry in the Commonwealth and to aid in the retention of existing industry through the control of pollution.


III.     FINANCING THE PROJECT; LOAN AND REPAYMENT.

    3.1 ISSUANCE OF BONDS; AMOUNT AND SOURCE OF LOAN. In order to finance the Project, including reimbursement of costs related thereto, the Issuer will issue and sell its Bonds in the aggregate principal amount of $42,600,000 to the Holders. Bonds shall be in registered form and shall be issued in minimum denominations of $100,000 and integral multiples of $5,000 thereafter. Concurrently with the delivery of the Bonds and payment therefor by the Holders, the Issuer will, upon the terms and conditions of this Agreement, lend to the Company an amount equal to the principal amount of the Bonds (the "Loan") for application against the costs of the Project. Repayment of such Loan will be evidenced by a Note in substantially the form set forth in EXHIBIT B hereto which shall be executed and delivered by the Company to the County and assigned by the County to the Holders pursuant to the Assignment concurrently with the issuance of the Bonds. The Company hereby covenants that the proceeds of the Bonds will be applied to the payment or reimbursement of costs of the Project and costs related to the issuance and delivery of the Bonds.

    3.2 REPAYMENT OF LOAN. The Company agrees to repay the Loan made by the Issuer in the amount and at the time which shall correspond to the payments of principal on the Bonds. All such repayments of the Loan will be made on or prior to the corresponding principal or interest payment date of the Bonds, whether at maturity, upon prepayment or acceleration or otherwise. The Company also agrees to pay interest on the Loan at the rates, and at the times, which correspond to the rates at, and times on, which interest is payable on the Bonds. The Company may, by delivery of a written notice to the Agent Bank and the Holders in the form set forth in EXHIBIT C hereto within the times for delivery of such notice as set forth in the Bonds, elect the rate(s) of interest applicable to all or a portion of the Bonds then outstanding. The terms of the Loan are as otherwise set forth in the Bonds and the terms of the Bonds are hereby incorporated by reference.

    3.3 PREPAYMENT OF LOAN. The Bonds may be prepaid at the election of the Company in whole or in part in minimum principal amounts of $1,000,000 and any amounts thereafter (or the maturity amount), plus accrued interest to the date of prepayment, without penalty or premium, upon delivery of notice to the Holders as set forth in the Bonds: (i) at any time during which the Bonds bear interest at the Base Rate (as defined in the Bonds), and (ii) on the last day of the Interest Period (as defined in the Bonds) during which the Bonds bear interest at the Adjusted Libor Interest Rate (as defined in the Bonds).

    3.4 SELECTION OF BONDS TO BE REDEEMED BY PARTIAL PREPAYMENT OF LOAN. In the event that the Company shall elect to prepay in part, but not in whole, at the end of an Interest Period, the principal then outstanding under this Agreement, plus interest accrued to the date of redemption, the Company shall apply the amount so prepaid under the Agreement to the redemption of the Bonds then outstanding on a pro rata basis.

    3.5 NO DEFENSE OR SET-OFF. The obligations of the Company to make payments of the Loan shall be absolute and unconditional without defense or set-off by reason of any default by the suppliers under construction contracts and purchase orders covering the acquisition, construction and installation of the Project or by the Issuer under this Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of the Issuer or the Holders, as assignees, to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required hereunder will be paid in full when due without any delay or diminution whatsoever.

    3.6 ASSIGNMENT OF AGREEMENT AND NOTE AND RIGHT TO RECEIVE PAYMENT. As a source of payment for the Bonds, the Issuer, immediately following execution hereof, will execute and deliver the Assignment assigning this Agreement, the Note and all moneys payable hereunder by the Company to the Holders as security for the payment of principal and interest on the Bonds (except rights to indemnification and to receive payments under Sections 4.3 and 4.4 hereof). The Company consents to such assignment and agrees therein to make payments on the Loan directly to the Holders without defense or setoff by reason of any dispute between the Company and the Issuer or the Holders.


IV. COVENANTS OF THE COMPANY.

    4.1 MAINTENANCE AND OPERATION OF PROJECT. So long as the Bonds are outstanding, the Company will maintain and operate the Project and pay all expenses in connection therewith during its useful life and as required to meet the public purposes of the Act, but this covenant shall not require the Company to operate any portion of the Project after it is no longer economical to do so and shall not prevent the Company from selling all or any portion of the Project provided that the public purposes of the Act are met. No such sale shall affect the liability of the Company for the Loan. This covenant is personal to the Company and its successors and will not be binding upon purchasers of any portions of the Company's properties.

    4.2 CORPORATE EXISTENCE. So long as the Bonds are outstanding, the Company will maintain its corporate existence and its qualification to do business in the Commonwealth, except that it may dissolve or otherwise dispose of all or substantially all of its assets and may consolidate with or merge into another corporation or permit one or more corporations to consolidate or merge into it, if the surviving, resulting or transferee corporation, if other than the Company, assumes in writing all of the obligations of the Company hereunder and is a corporation organized under the laws of one of the states of the United States of America, duly qualified to do business in the Commonwealth.

    4.3 PAYMENT OF ISSUER'S AND HOLDERS' EXPENSES. The Company will pay all reasonable legal fees and other costs and expenses incurred by the Issuer and the Holders in connection with the issuance of the Bonds and the performance by the Issuer of any and all of its functions and duties under this Agreement.

    4.4 INDEMNITY AGAINST CLAIMS. The Company agrees to indemnify and hold the Issuer, its employees, agents and the members of the governing body of the Issuer harmless from and against, all losses, costs, damages, expenses and liabilities of whatsoever nature (including, but not limited to reasonable attorney's fees, litigation and court costs, out of pocket costs and amounts paid to discharge judgments, to investigate and defend any actions and to enforce the rights to indemnification provided by this Section) directly or indirectly resulting from, arising out of or related to the issuance, offering, sale, delivery or payment of the Bonds, and the design, construction, installation, operation, use, occupancy, maintenance or ownership of the Project.

    4.5 LIMITATION OF LIABILITY OF THE ISSUER. In the event of any default by the Issuer hereunder, the liability of the Issuer to the Company shall be enforceable only out of its interest under this Agreement, and there shall be no other recourse by the Company against the Issuer, its officers, members of its governing body, agents and employees, past, present or future, or any of the property now or hereafter by it or them owned.

    4.6 INSPECTION. So long as the Bonds are outstanding, the Company will at all reasonable times provide the Issuer and the Holders with full and free access to the Project and the drawings, plans, specifications and cost estimates relating thereto for reasonable inspection, but shall not be responsible for any negligence or willful acts of the Issuer or the Holders, while such parties are on the premises.

    4.7 INSURANCE. So long as the Bonds are outstanding, the Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or a similar business and similarly situated, including insurance against all liability for injury to persons or property arising from the operation of the Project. All insurance shall be maintained by means of policies including blanket policies with generally recognized, responsible insurance companies or in conjunction with other companies through an insurance trust or through self-insurance.

    4.8 TAXES AND SPECIAL ASSESSMENTS. Until payment in full of the Loan made hereunder and the Bonds, the Company will pay all taxes and special assessments levied upon or with respect to the Project.

    4.9 FINANCING STATEMENTS. The Company will cause all necessary financing statements, amendments thereto, continuation statements and instruments of similar character relating to the assignment and grants made to secure the Bonds, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the Holder.

    4.10 NOTICES. The Company hereby agrees that it will notify the Issuer immediately upon its failure to make any payment on the Loan on a timely basis.


V.  EVENTS OF DEFAULT AND REMEDIES.

    5.1  EVENTS OF DEFAULT.

    Each of the following events is hereby defined as, and is declared to be and to constitute, an "Event of Default":

         (a) failure by the Company to make any payment required to be made pursuant to Section 3.2 hereof: (i) with respect to the payment of principal, when the same is due, and (ii) with respect to the payment of interest, when the same is due and continuing for more than 5 business days thereafter; or

         (b) failure by the Company to observe and perform any other covenant, condition or agreement on its part to be observed or performed under this Agreement or the Assignment for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Issuer or the Holders; provided that, if such failure is of such nature that it can be corrected, but not within such period, the same shall not constitute an Event of Default so long as the Company institutes prompt corrective action and is diligently pursuing the same; or

         (c)  if the Company

              (1) admits in writing its inability to pay its debts generally as they become due, or

              (2) files a petition to be adjudicated a voluntary bankrupt in bankruptcy or a similar petition under any insolvency act, or

              (3) makes an assignment of a substantial portion of the Company's assets for the benefit of its creditors except in the ordinary course of business for fair market value, or

              (4) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

         (d) if the Company files a petition or answer seeking reorganization or arrangement of the Company under the Federal bankruptcy law or any other applicable law or statute; or

         (e) if the Company, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Company, a receiver or trustee of the Company or of the whole or substantially all of its Property, or approving a petition filed against it seeking reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute, and such adjudication, order or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof; or

         (f) if the Guarantors default under the terms of the Guaranty and such Guarantors shall fail to cure such default to the extent, if any, permitted under the Guaranty.


    5.2 PAYMENT ON DEFAULT; SUIT THEREFOR. Upon the occurrence of an Event of Default under Section 5.1 and during the continuance thereof, the Issuer or the Holders, by notice in writing to the Company, may declare all sums which the Company is obligated to pay hereunder to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Agreement to the contrary notwithstanding. In addition, the Company covenants to pay such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection to the Issuer and the Holders, their agents, attorneys and counsel, and any expenses or liabilities incurred by the Issuer or the Holders other than through its negligence or bad faith. The Holders, in their discretion, may rescind any declaration and, upon such rescission, the Issuer, the Holders and the Company shall be restored to their respective positions hereunder. No such rescission shall extend to any subsequent or other default hereunder or impair any right consequent thereon.

    In case the Company shall fail forthwith to pay such amounts upon such demand, the Issuer or the Holders shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company the moneys adjudged or decreed to be payable.

    In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the Federal bankruptcy laws or any other applicable law or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company or to the creditors or property of the Company, the Issuer or the Holders shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount due hereunder and interest owing and unpaid in respect thereof and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Issuer or the Holders allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Holders, and to pay to the Holders any amount due them for expenses, including counsel fees incurred by such Holders up to the date of such distribution.

    5.3 CUMULATIVE RIGHTS. No remedy conferred upon or reserved to the Issuer or the Holders by this Agreement or the Assignment is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be in addition to every other remedy given under this Agreement or the Assignment or now or hereafter existing at law or in equity or by statute. No waiver by the Issuer or the Holders of any breach by the Company of any of its obligations, agreements or covenants hereunder or in the Assignment shall be a waiver of any subsequent breach, and no delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.


VI. MISCELLANEOUS.

    6.1 NOTICES. All notices provided for in this Agreement, except as otherwise provided, shall be in writing and shall be effective when received. Notices to the Issuer shall be addressed as follows:

              County of Perry, Kentucky
              Courthouse, 481 Main Street
              Hazard, Kentucky  41701
              Attention:  County Judge/Executive

and notices to the Company shall be addressed as follows:

              TJ International
              200 East Mallard
              Boise, Idaho  83708
              Attention:  Corporate Secretary
or such other addresses as may be filed in writing with the parties to this Agreement and with the Holders. Copies of all notices delivered hereunder also shall be sent to the Agent on behalf of itself and the Holders at the following address or such other address as the Holders may designate in writing:

              Wachovia Bank, N.A.
              191 Peachtree Street, N.E.
              Atlanta, Georgia  30303-1757
              Attention: Syndicate Services Group

    6.2 ASSIGNMENTS. This Agreement may not be assigned by either party without the consent of the other. Notwithstanding the foregoing, no merger, consolidation or sale of assets permitted under Section 4.2 hereof shall be deemed to be an assignment for purposes of this Section 6.2.

    6.3 APPLICABLE LAW. This Agreement has been delivered in the Commonwealth and shall be deemed to be governed by, and interpreted under, the laws of the Commonwealth.

    6.4 ILLEGAL, ETC. PROVISIONS DISREGARDED. In case any provision of this Agreement for any reason shall be held invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such provision had never been contained herein.

    6.5 AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and concurred in by the Holders.

    6.6 SUCCESSORS AND ASSIGNS. The terms, conditions, covenants, agreements, powers, privileges, notices and authorizations herein contained, mentioned or referred to shall extend to, be binding upon and available for the successors and, to the extent permitted hereunder, for the assigns of each of the respective parties hereto.

    6.7 TERM OF AGREEMENT. This Agreement shall become effective upon its delivery and shall continue in effect until the Bonds have been paid.

    6.8 HEADINGS FOR CONVENIENCE ONLY. The descriptive headings in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the said parties have executed this agreement as of the day and year first above mentioned.

                                  COUNTY OF PERRY, KENTUCKY



Attest: /s/ Shawn Adams            By: /s/ Sherman Neace
      -----------------------         -------------------------------
                                       County Judge/Executive


                                  TJ INTERNATIONAL, INC.


Attest: /s/ Patricia K. Stiburek   By: /s/ Richard B. Drury
      --------------------------      -------------------------------
      Assistant Corporate             Corporate Secretary
       Secretary

                                      EXHIBIT A



THE PROJECT

    The Project consists of certain equipment, structures and related systems and facilities which comprise the solid waste disposal components of a laminated strand lumber production facility in the County of Perry, Kentucky, including, but not limited to, the solid waste processing components of the log processing facility, the strander area, the billet processing area, the waste wood disposal system and the sanitary waste facility of the laminated strand lumber production facility.

                                      EXHIBIT B


                                TJ INTERNATIONAL, INC.
                              SOLID WASTE DISPOSAL NOTE
                             (County of Perry, Kentucky)
                                 1997 Taxable Series


         TJ INTERNATIONAL, INC. (the "Company"), a Delaware corporation, for value received, promises to pay to the order of the County of Perry, Kentucky (the "Issuer"), or its lawful assigns, the principal sum of $42,600,000 on November 15, 2001, with interest on the outstanding balance, at the interest rates, determined and payable at the times and in the manner and otherwise in accordance with the terms set forth in the Issuer's Solid Waste Disposal Revenue Bonds (TJ International Project), 1997 Taxable Series (the "Bonds") issued concurrently with this Note, until payment of such principal has been made or provided for.

         This Note is subject to prepayment at the option of the Company in the manner set forth in the Bonds for redemption of Bonds.

         If, for any reason, the amounts specified above are not sufficient to make corresponding payments of principal or redemption price of, and interest on, all of the Issuer's Bonds, when such payments are due, the Company shall pay as additional amounts due hereunder, the amounts required from time to time to make up any such deficiency. Whenever payment or provision therefor has been made in respect of the principal or redemption price of, and interest on all such Bonds, this Note shall be deemed paid in full and shall be canceled and returned to the Company.

         All payments of principal and interest shall be made to the County or its lawful assigns, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is issued pursuant to a certain Loan Agreement (the "Agreement") dated as of September 30, 1997 between the Issuer and the Company relating to the financing of a solid waste disposal facility (the "Project"). The obligations of the Company to make the payments required hereunder shall be absolute and unconditional without defense or set-off by reason of any default by the suppliers under construction contracts and purchase orders covering the acquisition, construction and installation of the Project or by the Issuer under the Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the

Agreement, it being the intention of the Company and the Issuer that the payments hereunder will be paid in full when due without any delay or diminution whatsoever.

         In case one or more of the Events of Default specified in Section 5.1 of the Agreement shall have occurred and be continuing, then and in each and every such case, the Issuer or its lawful assignees, by notice in writing to the Company, may declare the unpaid balance of this Note to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds has been declared to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Note or in the Agreement to the contrary notwithstanding.

         In case the Issuer, or its lawful assignees shall have proceeded to enforce its rights under this Note or the Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or its lawful assignees, then and in every such case the Company and the Issuer, or its lawful assignees, shall be restored to their respective positions and rights hereunder, and all rights, remedies and powers of the Company and the Issuer, or its lawful assignees, shall continue as though no such proceeding had been taken.

         In case the Company shall fail forthwith to pay all amounts due hereunder and under the Agreement upon such demand, the Issuer, or its lawful assignees, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law out of the property of the Company, the moneys adjudged or decreed to be payable.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

Dated September 30, 1997                         TJ INTERNATIONAL, INC.


                                       By:
                                          ---------------------------------
                                             Richard Drury
                                             Corporate Secretary and
                                               Treasurer

                                      EXHIBIT C


                          NOTICE OF INTEREST RATE SELECTION


                             __________________ ___, 1997

Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.W.
Atlanta, Georgia  30303-1757

          Re:  County of Perry, Kentucky, Solid Waste Disposal Revenue Bonds
                (TJ International Project) 1997 Taxable Series

Ladies and Gentlemen:

    Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the above-referenced bonds (the "Bonds").

    This notice is delivered to you pursuant to Section 3.2 of the Loan
Agreement.

    The undersigned, an authorized representative of the Company, hereby requests that Bonds in the aggregate principal amount of $_____________ accrue interest thereon at the [Adjusted LIBOR Interest Rate/Base Rate] established by the terms of the Bonds. Such Bonds shall accrue interest for the duration of an Interest Period with respect thereto of [30 days] [1 month] [2 months] [3 months] [6 months], commencing ______________ ___, _____.

    The authorized representative of the Company whose signature appears below has caused this Notice of Interest Rate Selection to be executed and delivered by its duly authorized officer this ______ day of _________________, ______.

                                  TJ INTERNATIONAL, INC.


                               By:
                                  ----------------------------------------
                             Title:

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.



Dated:  September 30, 1997                       TJ INTERNATIONAL, INC.



                                       By:
                                          -------------------------------------
                                            Vice President

                               BOND GUARANTY AGREEMENT

                                     dated as of

                                  September 30, 1997

                                        among


                               TJ INTERNATIONAL, INC.,


                      THE GUARANTOR SUBSIDIARIES Listed Herein,


                                 WACHOVIA BANK, N.A.,
                                    as Agent, and


                    Each of the Banks Which Becomes a Party Hereto

                                  TABLE OF CONTENTS
                        AMENDED AND RESTATED CREDIT AGREEMENT
                                                                            Page
                                                                            ----

ARTICLE IDEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . .1
    SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . . 13
    SECTION 1.03.  REFERENCES. . . . . . . . . . . . . . . . . . . . . . . 14
    SECTION 1.04.  USE OF DEFINED TERMS. . . . . . . . . . . . . . . . . . 14
    SECTION 1.05.  TERMINOLOGY . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE IITHE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    SECTION 2.01.  GUARANTY OF PAYMENT . . . . . . . . . . . . . . . . . . 15
    SECTION 2.02.  GUARANTY UNCONDITIONAL. . . . . . . . . . . . . . . . . 15
    SECTION 2.03.  DISCHARGE ONLY UPON PAYMENT IN FULL;
         REINSTATEMENT IN CERTAIN CIRCUMSTANCES. . . . . . . . . . . . . . 16
    SECTION 2.04.  WAIVER OF NOTICE BY THE GUARANTOR . . . . . . . . . . . 16
    SECTION 2.05.  STAY OF ACCELERATION. . . . . . . . . . . . . . . . . . 16
    SECTION 2.06.  NO WAIVERS. . . . . . . . . . . . . . . . . . . . . . . 16
    SECTION 2.07.  SUBROGATION . . . . . . . . . . . . . . . . . . . . . . 17
    SECTION 2.08.  CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . 17
    SECTION 2.09.  GENERAL PROVISIONS AS TO PAYMENTS . . . . . . . . . . . 18
    SECTION 2.09.  GENERAL PROVISIONS AS TO PAYMENTS . . . . . . . . . . . 19

ARTICLE IIICONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    SECTION 3.01.  CONDITIONS TO CLOSING DATE. . . . . . . . . . . . . . . 20

ARTICLE IVREPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 22
    SECTION 4.01.  EXISTENCE AND POWER . . . . . . . . . . . . . . . . . . 22
    SECTION 4.02.  AUTHORIZATION; NO CONTRAVENTION . . . . . . . . . . . . 22
    SECTION 4.03.  BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . 22
    SECTION 4.04.  FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . 23
    SECTION 4.05.  NO LITIGATION . . . . . . . . . . . . . . . . . . . . . 23
    SECTION 4.06.  COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . 23
    SECTION 4.07.  COMPLIANCE WITH LAWS; PAYMENTS OF TAXES . . . . . . . . 24
    SECTION 4.08.  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . 24
    SECTION 4.09.  NOT AN INVESTMENT COMPANY . . . . . . . . . . . . . . . 24
    SECTION 4.10.  OWNERSHIP OF PROPERTY; LIENS. . . . . . . . . . . . . . 24
    SECTION 4.11.  NO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 25
    SECTION 4.12.  FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . 25
    SECTION 4.13.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . 25
    SECTION 4.14.  CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . 26

    SECTION 4.15.  MARGIN STOCK. . . . . . . . . . . . . . . . . . . . . . 26
    SECTION 4.16.  INSOLVENCY. . . . . . . . . . . . . . . . . . . . . . . 26
    SECTION 4.17.  PUBLIC UTILITY HOLDING COMPANY ACT. . . . . . . . . . . 26

ARTICLE VCOVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    SECTION 5.01.  INFORMATION . . . . . . . . . . . . . . . . . . . . . . 27
    SECTION 5.02.  INSPECTION OF PROPERTY, BOOKS AND RECORDS . . . . . . . 29
    SECTION 5.03.  RATIO OF ADJUSTED FUNDED DEBT TO CONSOLIDATED
         TOTAL CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    SECTION 5.04.  MINIMUM CONSOLIDATED TANGIBLE NET WORTH . . . . . . . . 29
    SECTION 5.05.  RATIO OF CONSOLIDATED CASH FLOW TO CONSOLIDATED
         FUNDED DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    SECTION 5.06.  INTENTIONALLY DELETED . . . . . . . . . . . . . . . . . 30
    SECTION 5.07.  LOANS OR ADVANCES . . . . . . . . . . . . . . . . . . . 30
    SECTION 5.08.  INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . 30
    SECTION 5.08.  NEGATIVE PLEDGE . . . . . . . . . . . . . . . . . . . . 31
    SECTION 5.10.  MAINTENANCE OF EXISTENCE. . . . . . . . . . . . . . . . 33
    SECTION 5.11.  DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . 33
    SECTION 5.12.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS . . . . . . 33
    SECTION 5.13.  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . 34
    SECTION 5.14.  COMPLIANCE WITH LAWS; PAYMENT OF TAXES. . . . . . . . . 34
    SECTION 5.15.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . 35
    SECTION 5.16.  CHANGE IN FISCAL YEAR . . . . . . . . . . . . . . . . . 35
    SECTION 5.17.  MAINTENANCE OF PROPERTY . . . . . . . . . . . . . . . . 35
    SECTION 5.18.  ENVIRONMENTAL NOTICES . . . . . . . . . . . . . . . . . 35
    SECTION 5.18.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . 36
    SECTION 5.20.  ENVIRONMENTAL RELEASE . . . . . . . . . . . . . . . . . 36
    SECTION 5.21.  OTHER DEBT. . . . . . . . . . . . . . . . . . . . . . . 36
    SECTION 5.22.  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . 37
    SECTION 5.23.  DEBT OF SUBSIDIARIES; DELIVERY OF GUARANTIES
         OF SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VIDEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    SECTION 6.01.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . 38
    SECTION 6.02.  NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . . . 42

ARTICLE VIITHE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    SECTION 7.01.  APPOINTMENT; POWERS AND IMMUNITIES. . . . . . . . . . . 42
    SECTION 7.02.  RELIANCE BY AGENT . . . . . . . . . . . . . . . . . . . 43
    SECTION 7.03.  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . 43
    SECTION 7.04.  RIGHTS OF AGENT AS A BANK . . . . . . . . . . . . . . . 44
    SECTION 7.05.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . 44

    SECTION 7.06.  CONSEQUENTIAL DAMAGES . . . . . . . . . . . . . . . . . 44
    SECTION 7.07.  PAYEE OF BOND TREATED AS OWNER. . . . . . . . . . . . . 45
    SECTION 7.08.  NONRELIANCE ON AGENT AND OTHER BANKS. . . . . . . . . . 45
    SECTION 7.08.  FAILURE TO ACT. . . . . . . . . . . . . . . . . . . . . 45
    SECTION 7.10.  RESIGNATION OR REMOVAL OF AGENT . . . . . . . . . . . . 46

ARTICLE VIIIMISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 46
    SECTION 8.01.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . 46
    SECTION 8.02.  NO WAIVERS. . . . . . . . . . . . . . . . . . . . . . . 47
    SECTION 8.03.  EXPENSES; DOCUMENTARY TAXES . . . . . . . . . . . . . . 47
    SECTION 8.04.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . 47
    SECTION 8.05.  SHARING OF SETOFFS. . . . . . . . . . . . . . . . . . . 48
    SECTION 8.06.  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . 48
    SECTION 8.07.  NO MARGIN STOCK COLLATERAL. . . . . . . . . . . . . . . 49
    SECTION 8.08.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . 50
    SECTION 8.08.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . 51
    SECTION 8.10.  REPRESENTATION BY BANKS . . . . . . . . . . . . . . . . 51
    SECTION 8.11.  OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . 51
    SECTION 8.12.  GEORGIA LAW . . . . . . . . . . . . . . . . . . . . . . 52
    SECTION 8.13.  INTERPRETATION. . . . . . . . . . . . . . . . . . . . . 52
    SECTION 8.14.  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION . . . . . 52
    SECTION 8.15.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . 52
    SECTION 8.16.  SEVERABILITY; INCONSISTENCY WITH LOAN AGREEMENT.. . . . 52
    SECTION 8.17.  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . 53

                                                                            Page

                                                                            Page


EXHIBIT A  Form of Opinion of Counsel for the Parent and the Guarantors

EXHIBIT B  Form of Opinion of Counsel for the Issuer

EXHIBIT C  Form of Compliance Certificate

EXHIBIT D  Form of Closing Certificate

Schedule 4.06   ERISA Information

Schedule 4.08   Subsidiaries

Schedule 4.13   Environmental Matters

Schedule 5.12   Fenestration Product Businesses

                               BOND GUARANTY AGREEMENT


         BOND GUARANTY AGREEMENT dated as of September 30, 1997, among TJ INTERNATIONAL, INC., a Delaware corporation (the "Parent") and TRUS JOIST MACMILLAN A LIMITED PARTNERSHIP, a Delaware limited partnership, NORCO WINDOWS, INC., a Wisconsin corporation, TRUS JOIST MACMILLAN LIMITED, a Province of British Columbia corporation, TRUS-JOIST (WESTERN) LTD., a Province of New Brunswick corporation, TJM FACILITIES CORPORATION, a Delaware corporation (individually and collectively, as the context may require, the "Guarantor Subsidiaries"; the Parent and the Guarantor Subsidiaries are individually and collectively, as the context may require, and jointly and severally referred to herein as the "Guarantors"), in favor of WACHOVIA BANK, N.A., as Agent for the Banks (defined below).


                                      ARTICLE I

                                     DEFINITIONSI     DEFINITIONS

         SECTION 1.01.  DEFINITIONS1.01.    DEFINITIONS.01.  The terms as
defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

         "Adjusted Funded Debt" means the sum of (x) Consolidated Funded Debt, PLUS (y) the product of the Parent's Consolidated Rental Expense for the immediately preceding 4 Fiscal Quarters then ended multiplied by 6.

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Parent (a "Controlling Person"), (ii) any Person (other than the Parent or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Parent owns, directly or indirectly, 20% or more of the common stock, partnership units or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by partnership agreement or contract or otherwise.

         "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

         "Agent's Letter Agreement" means that certain letter agreement, dated as of September 11, 1997, between the Borrower and the Agent relating to the structure of the financial accommodations set forth herein, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

         "Agreement" means this Bond Guaranty Agreement, together with all amendments and modifications hereto.

         "Allocable Amount" has the meaning set forth in Section 2.07(b).

         "Assignment" has the meaning set forth in the Loan Agreement.

         "Authority" means any governmental authority, central bank or comparable agency charged with the interpretation or administration of laws and regulations dealing with banks.

         "Bank" means each bank listed on the signature pages hereof and its successors and assigns, and "Banks" means all such Banks.

         "Bankruptcy Code" has the meaning set forth in Section 2.07(b).

         "Base Rate" has the meaning set forth in the Bonds.

         "Bond Documents" means this Agreement, the Bonds, the Purchase Agreement, the Loan Agreement, the Note, the Assignment, and any other document evidencing, relating to or securing the Bonds including, without limitation, any other document or instrument delivered from time to time in connection therewith as such documents and instruments may be amended or modified from time to time.

         "Bonds" means the Solid Waste Disposal Revenue Bonds (TJ International Project), 1997 Taxable Series, purchased by the Banks in accordance with the terms of the Purchase Agreement.

         "Capital Stock" means any nonredeemable capital stock of the Parent or any Consolidated Subsidiary of the Parent (to the extent issued to a Person other than the Parent), whether common or preferred.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 ET. SEQ., and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Closing Certificate" has the meaning set forth in Section 3.01(e).

         "Closing Date" means September 30, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

         "Compliance Certificate" has the meaning set forth in Section 5.01(c).

         "Consolidated Cash Flow" means at any date, for any relevant period, the sum for such period of (w) Consolidated Net Income, but excluding (i) extraordinary items and (ii) any equity interests of the Parent or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, plus (x) depreciation, amortization and other non-cash charges (including minority interests in the Partnerships), plus (or minus) (y) any increase (decrease) in deferred taxes of the Parent and its Consolidated Subsidiaries.

         "Consolidated Funded Debt" means at any date, all Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis.

         "Consolidated Interest Expense" for any period means gross interest expense accrued before capitalized interest and interest income in respect of Consolidated Funded Debt outstanding during such period.

         "Consolidated Net Income" means, for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis.

         "Consolidated Net Worth" means, at any time, the Stockholders' Equity of the Parent and its Subsidiaries, as determined in accordance with GAAP, plus the minority interests in the Partnerships.

         "Consolidated Rental Expense" for any period means all payment obligations of the Parent and its Consolidated Subsidiaries for such period under all operating leases and rental agreements.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date; PROVIDED, HOWEVER, that for purposes of this Agreement and notwithstanding any provision of GAAP to the contrary, the term "Consolidated Subsidiary" shall include the Partnerships and their

Subsidiaries.

         "Consolidated Tangible Net Worth" means, at any time, Consolidated Net Worth, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

              (A) Any surplus resulting from any write-up of assets subsequent to December 31, 1994;

              (B) All assets which would be treated as intangibles under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

              (C) To the extent not included in (B) of this definition, any amount at which shares of Capital Stock of the Parent (other than the Founder's Stock) appear as an asset on the consolidated balance sheet of the Parent and its Consolidated Subsidiaries; and

              (D)  Bonds to stockholders, directors, officers or employees.

         "Consolidated Total Assets" means, at any time, the total assets of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP.

         "Consolidated Total Capital" means, at any time, the sum of (i) Consolidated Net Worth and (ii) Adjusted Funded Debt.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code.

         "Credit Agreement" means that certain Credit Agreement dated as of May 31, 1995 between the Parent, as borrower, the Agent, as the agent, and the other Banks, as the same may be amended or otherwise modified from time to time.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and salary and other normal accruals (other than interest accruals) arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person, contingent or otherwise, to reimburse any bank or other Person in respect of amounts payable under a bankers' acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person, contingent or otherwise, to reimburse any bank or other Person in respect of the face amount of any outstanding letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and
(x) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means the sum of the Base Rate plus 2%.

         "Depreciation" means for any period the sum of all depreciation expenses of the Parent and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or reflected on a balance sheet, arising from and in any way associated with any Environmental Requirements or based upon or related to common law.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings (except rulemaking) arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Parent, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, and decrees.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Fenestration Products Business" means the business of manufacturing and marketing doors, windows and other fenestration products.

         "Fiscal Quarter" means any fiscal quarter of the Parent.

         "Fiscal Year" means any fiscal year of the Parent.

         "Founder's Stock" means any and all shares of Capital Stock of the Parent owned or thereafter acquired by Harold E. Thomas, Phyllis E. Thomas, Arthur L. Troutner or Katherine Troutner. The amount of Founder's Stock outstanding as of March 24, 1997, is approximately 1,640,000 shares. The quoted sales prices (closing) of the Parent's common shares of Capital Stock during 1996 ranged from a low of $14-3/4 to a high of $22-1/2 per share.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Obligations" has the meaning set forth in Section 2.01.

         "Hazardous Materials" means (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) petroleum, including crude oil or any fraction thereof which is not otherwise specifically listed or designated as a hazardous substance under subparagraphs (A) through (F) of section 101(14) of CERCLA, (d) "chemical substances" and "mixtures", as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

         "Issuer" means the County of Perry, Kentucky, a county and political subdivision of the Commonwealth of Kentucky.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Parent or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan Agreement" means that certain Loan Agreement dated as of even date herewith between the Issuer and the Parent, as amended or otherwise modified from time to time.

         "Majority Banks" means at any time Banks having at least 51% of the aggregate outstanding principal amount of the Bonds.

         "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the current or future financial condition, operations, business, or properties of the Parent and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Parent to perform its obligations under the Bond Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability (including the rights and remedies of the Agent and the Banks) of any Bond Document.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Net Proceeds of Capital Stock" means any proceeds received by the Parent or a Consolidated Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Parent or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

         "Note" means that certain $42,600,000 TJ International, Inc. Solid Waste Disposal Note (County of Perry, Kentucky) 1997 Taxable Series as amended or otherwise modified from time to time.

         "Notice of Interest Period Selection" has the meaning set forth in the Bond.

         "Parent" means TJ International, Inc., a Delaware corporation, and its successors and its permitted assigns.

         "Participant" has the meaning set forth in Section 8.08(b).

         "Partnerships" means (i) Trus Joist MacMillan a Limited Partnership, a Delaware limited partnership, and its successors and permitted assigns, and (ii) any other Subsidiary which is a partnership.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Properties" means all real property owned, leased or otherwise used or occupied by the Parent or any Subsidiary, wherever located.

         "Purchase Agreement" means that certain Bond Purchase Agreement among the Issuer, the Agent and the Banks, dated as of even date herewith, as the same may be amended or otherwise modified from time to time.

         "Quarterly Date" means the last day of each Fiscal Quarter.

         "Quotation Date" has the meaning specified in Section 2.03.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Related Business Acquisition" means any acquisition (either of stock or assets) of any Person (or division thereof) in the business of manufacturing and marketing specialty building products.

         "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate outstanding principal amount of the Bonds.

         "Reserve Percentage" means for any day that percentage

(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Bonds is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Secured Timber Loans" means loans made by the Parent or any of the Subsidiaries in the ordinary course of business to suppliers of timber or logs, to enable such suppliers to acquire such timber or logs for resale to the Parent or any of the Subsidiaries, PROVIDED such loans (i) do not exceed the supplier's cost thereof, (ii) are evidenced by notes or other written obligations duly executed and delivered to the Parent or any of the Subsidiaries and (iii) are fully secured by perfected first priority Liens on the timber or logs so acquired.

         "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP, BUT EXCLUDING any Redeemable Preferred Stock of the Parent or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

         "Subsidiary" means (i) each Guarantor other than the Parent, and (ii) any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent or a Subsidiary of the Parent.

         "Subsidiary Payment" has the meaning set forth in Section 2.08(a).

         "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Parent's business and on a temporary basis.

         "Transferee" has the meaning set forth in Section 8.08(d).

         "UFCA" has the meaning set forth in Section 2.07(b).

         "UFTA" has the meaning set forth in Section 2.07(b).

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent.

         SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS1.02.     ACCOUNTING
TERMS AND DETERMINATIONS. Unless otherwise specified herein (and including without limitation, as specified in the definitions of "Consolidated Net Worth", "Consolidated Subsidiaries" and "Subsidiary"), all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and its respective Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Parent's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any of the Bond Documents: (i) the Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

         SECTION 1.03.  REFERENCES1.03.     REFERENCES. Unless otherwise
indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

         SECTION 1.04.  USE OF DEFINED TERMS1.04.     USE OF DEFINED TERMS.
All terms defined in this Agreement shall have the same defined meanings when used in any of the other Bond Documents, unless otherwise defined therein or unless the context shall require otherwise.

         SECTION 1.05.  TERMINOLOGY1.05.    TERMINOLOGY.  All personal pronouns
used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                                      ARTICLE II

                                    THE CREDITSII     THE CREDITS

         SECTION 2.01. GUARANTY OF PAYMENT2.01. GUARANTY OF PAYMENT. Each Guarantor hereby jointly and severally, and unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Bond issued by the Issuer pursuant to the Purchase Agreement, and the full and punctual payment of all other amounts payable by the Issuer under the Purchase Agreement (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Issuer to pay punctually any such amount, each Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Purchase Agreement or the relevant Bond, as the case may be.

         SECTION 2.02.  GUARANTY UNCONDITIONAL2.02.   GUARANTY UNCONDITIONAL.
The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under the Purchase Agreement, any Bond, or any other Bond Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations; (ii) any modification or amendment of or supplement to the Purchase Agreement, any Bond, or any other Bond Document; (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Issuer under the Purchase Agreement, any Bond, any Bond Document, or any obligations of any other guarantor of any of the Guaranteed Obligations; (iv) any change in the existence, structure or ownership of the Issuer or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Issuer, or any other guarantor of any of the Guaranteed Obligations; (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Issuer, any other guarantor of any of the Guaranteed Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vi) any invalidity or unenforceability relating to or against the Issuer, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Purchase Agreement, any other Bond Document, or any other Guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Bond or any other amount payable by the Issuer under the Purchase Agreement, the Bonds, or any other Bond Document; or (vii) any other act or omission to act or delay of any kind by the Issuer, any other guarantor of the Guaranteed Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder, including without limitation, any failure, omission, delay or inability on the part of the Agent or any Bank to enforce, assert or exercise any right power or remedy conferred on the Agent or any Bank under the Purchase Agreement or any other Bond Documents.

         SECTION 2.03.  DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN
CERTAIN CIRCUMSTANCES2.03.   DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT
IN CERTAIN CIRCUMSTANCES. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Bond or any other amount payable by the Issuer under the Purchase Agreement, any Bond, or any other Bond Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 2.04. WAIVER OF NOTICE BY THE GUARANTOR2.04. WAIVER OF NOTICE BY THE GUARANTOR. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer, any other guarantor of the Guaranteed Obligations, or any other Person.

         SECTION 2.05.  STAY OF ACCELERATION2.05.     STAY OF ACCELERATION.  If
acceleration of the time for payment of any amount payable by the Issuer under the Purchase Agreement, any Bond or any other Bond Document is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Purchase Agreement, any Bond or any other Bond Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.

         SECTION 2.06.  NO WAIVERS2.06.     NO WAIVERS.  No failure or delay by
the Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement, the Purchase Agreement, the Bonds, and the other Bond Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 2.07.  SUBROGATION2.07.    SUBROGATION.  Each Guarantor hereby
agrees that it will not exercise any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

         SECTION 2.08.  CONTRIBUTION2.08.   CONTRIBUTION.  (a) To the extent
that any Guarantor Subsidiary shall make a payment (a "Subsidiary Payment") of a portion of the "Guaranteed Obligations" (as defined in the Guaranty), THEN such Subsidiary shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantor Subsidiaries in an amount, for each such Guarantor Subsidiary, equal to a fraction of such Subsidiary Payment, the numerator of which fraction is such Guarantor Subsidiary's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantor Subsidiaries.

         (b) As of any date of determination, the "Allocable Amount" of each Guarantor Subsidiary shall be equal to the maximum amount of liability which could be asserted against such Guarantor Subsidiary hereunder with respect to the applicable Subsidiary Payment without (i) rendering such Guarantor Subsidiary "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Guarantor Subsidiary with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the

UFTA or Section 5 of the UFCA, or (iii) leaving such Guarantor Subsidiary unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

         (c) This Agreement is intended only to define the relative rights of the Guarantor Subsidiaries, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Guarantor Subsidiaries, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of this Agreement.

         (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Guarantor Subsidiary to which such contribution and indemnification is owing.

         SECTION 2.09. GENERAL PROVISIONS AS TO PAYMENTS2.09. GENERAL PROVISIONS AS TO PAYMENTS. (a) All payments of the Guaranteed Obligations and all other amounts to be made by each Guarantor pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding taxes imposed on or measured by a Bank's net income ("Taxes"). In the event that a Guarantor is required by applicable law to make any such withholding or deduction of Taxes with respect to any payment of Guaranteed Obligations or fee or other amount, such Guarantor shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Agent in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to each Bank additional amounts as may be necessary in order that the amount received by that Bank after the required withholding or other payment shall equal the amount that Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any payment of Guaranteed Obligations, such Guarantor shall furnish to the Agent, at the Agent's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to the Agent, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes.
If a Guarantor fails to provide such Bank the original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, such Guarantor agrees to compensate such Bank for the tax consequences of such Guarantor's failure to provide evidence of tax payments or tax exemption. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other sales, excise, or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to this Agreement, any Bond or any other Bond Document (hereinafter referred to as "Other Taxes"). Without limiting the foregoing, each Guarantor agrees to indemnify and hold harmless each Bank and the Agent for the full amount of all Taxes and Other Taxes paid by such Bank or the Agent, as the case may be, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

         (b) In the event any Bank receives a refund of any Taxes paid by any Guarantor pursuant to this Section 2.08, such Bank will pay to such Guarantor the amount of such refund promptly upon receipt thereof; PROVIDED, HOWEVER, if at any time thereafter such Bank is required to return such refund, such Guarantor shall promptly repay to such Bank the amount of such refund.

         (c) Each Bank which is a foreign Person (i.e., a Person other than a United States Person, as defined in the Code) hereby agrees that it shall deliver to the Parent originals of Internal Revenue Service Forms 4224 and W-9 or 1001 and W-8, as applicable, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments for its account from the Parent under this Agreement with respect to Bonds free from withholding of United States Federal income tax.

         (d) Without prejudice to the survival of any other agreement of each Guarantor hereunder, the agreements and obligations of each Guarantor and the Banks contained in this

Section 2.09(c) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Bonds.

         SECTION 2.09. GENERAL PROVISIONS AS TO PAYMENTS2.09. GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.


                                     ARTICLE III

                                    CONDITIONSIII     CONDITIONS

         SECTION 3.01.  CONDITIONS TO CLOSING DATE3.01.    CONDITIONS TO
CLOSING DATE. The obligation of each Bank to purchase its Bond under the terms of the Purchase Agreement on the Closing Date is subject to the satisfaction of the conditions set forth below and receipt by the Agent of the following (in sufficient number of counterparts (except as to the Bonds and the Note) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

         (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

         (b) a duly executed Bond for the account of each Bank complying with the terms of the Purchase Agreement;

         (c) an opinion letter (together with any opinions of counsel relied on therein) of Hawley Troxell Ennis & Hawley, counsel for the Guarantors incorporated in the United States dated the Closing Date, substantially in the form of EXHIBIT A and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

         (d) an opinion letter of Brown, Todd & Heyburn, PLLC, special counsel for the Issuer, dated the Closing Date substantially in the form of EXHIBIT B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

         (e) a certificate (the "Closing Certificate"), dated the date of the Closing Date, substantially in the form of EXHIBIT C, signed by the principal financial officers of the Parent, to the effect that (i) no Default has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Parent contained in Article IV are true on and as of the Closing Date;

         (f)  a duly executed Assignment;

         (g) the endorsement to and delivery of the original Note and Loan Agreement to the Agent pursuant to the Assignment;

         (h) all documents which the Agent or any Bank may reasonably request relating to the existence of the Issuer, the Parent and the other Guarantors, the corporate or partnership authority, as applicable, for and the validity of this Agreement, the Bonds, the Purchase Agreement the Loan Agreement, the Note, the other Bond Documents and any other matters relevant hereto, or thereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of incumbency of each of the Guarantors, signed by the Secretary or an Assistant Secretary of the Guarantors or their general partners, as applicable, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Guarantors or their general partners, as applicable, authorized to execute and deliver this Agreement, the Bonds, the Loan Agreement, the Note and the other Bond Documents, and certified copies of the following items, for the Issuer, the Parent and each of the Guarantors, respectively: (i) with respect to the Guarantors (A) Certificate or Articles of Incorporation or partnership certificate, (B) Bylaws (if corporation), (C) a certificate of the Secretary of State (or other appropriate issuer) of the state (or province) of incorporation of each as to the good standing of each in that state (or province) (if a corporation), and (D) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Bonds, the Loan Agreement, the Note and the other Bond Documents to which the Parent or any of the Guarantors is a party; and (ii) the Issuer's resolutions authorizing the issuance of the Bonds and execution of the Loan Agreement, the Note and the other Bond Documents;

         (i)  a Notice of Interest Period Selection; and

         (j) any fees which are due and payable on the Closing Date under the Agent's Letter Agreement.


                                      ARTICLE IV

                      REPRESENTATIONS AND WARRANTIESIV     REPRESENTATIONS AND
WARRANTIES

         Each Guarantor represents and warrants that:

         SECTION 4.01. EXISTENCE AND POWER4.01. EXISTENCE AND POWER. The Parent and each of its Subsidiaries (other than the Partnerships) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary except where failure to do so would not create a reasonable probability of having or causing a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required in all material respects to carry on its business as now conducted. The Partnerships are duly organized, validly existing and in good standing under the laws of the jurisdiction of the state of its formation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary except where failure to do so would not create a reasonable probability of having or causing a Material Adverse Effect, and has all partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02.  AUTHORIZATION; NO CONTRAVENTION4.02.    AUTHORIZATION;
NO CONTRAVENTION. The execution, delivery and performance by each Guarantor of this Agreement, the Bonds, and the other Bond Documents to which it is a party
(i) are within its respective corporate or partnership powers, (ii) have been duly authorized by all necessary corporate or partnership action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws, (or partnership agreement) or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, and (v) do not result in the creation or imposition of any Lien on any asset of the Guarantors.

         SECTION 4.03. BINDING EFFECT4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of each Guarantor enforceable in accordance with its terms, and the Bonds, and the other Bond Documents to which a Guarantor is a party, when executed and delivered in accordance with this Agreement, will constitute its valid and binding obligations enforceable in accordance with their respective terms, PROVIDED that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         SECTION 4.04.  FINANCIAL INFORMATION4.04.    FINANCIAL INFORMATION.
(a) The consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of December 28, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Parent and its Consolidated Subsidiaries for the interim period ended June 28, 1997, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

         (b) Since December 28, 1996, there has been no event, act, condition or occurrence having a Material Adverse Effect.

         SECTION 4.05. NO LITIGATION4.05. NO LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Parent threatened, against or affecting the Parent or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse determination that would have or cause a Material Adverse Effect or which in any manner draws into question the validity of this Agreement, the Bonds or any of the other Bond Documents.

         SECTION 4.06.  COMPLIANCE WITH ERISA4.06.    COMPLIANCE WITH ERISA.
(a) The Parent and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC (other than premiums due and not delinquent under Section 4007 of ERISA) or a Plan under Title IV of ERISA. The representations and warranties set forth in this Section 4.06(a) (other than as to the incurrence of any liability to a Plan under Title IV of ERISA) are made to the best of the Parent's knowledge to the extent they apply to any Multiemployer Plan.

         (b) Except as set forth in Schedule 4.06, neither the Parent nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

         SECTION 4.07. COMPLIANCE WITH LAWS; PAYMENTS OF TAXES4.07. COMPLIANCE WITH LAWS; PAYMENTS OF TAXES. The Parent and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Parent and its Subsidiaries all material Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Parent or any Subsidiary have been paid, except for any taxes which are being contested in good faith and by proper proceedings and as to which adequate reserves have been maintained. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Parent, adequate. Income tax returns of the Parent and its Subsidiaries for United States Federal income taxes have been examined and closed through the Fiscal Year ended 1990.

         SECTION 4.08.  SUBSIDIARIES4.08.   SUBSIDIARIES.  Each of the Parent's
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or a partnership duly organized and validly existing, and has all corporate or partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Parent has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08 (as such Schedule may be supplemented from time to time by notice to the Agent from the Parent), which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation or formation.

         SECTION 4.09.  NOT AN INVESTMENT COMPANY4.09.     NOT AN INVESTMENT
COMPANY.  Neither the Parent nor any of its

Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.10. OWNERSHIP OF PROPERTY; LIENS4.10. OWNERSHIP OF PROPERTY; LIENS. Each of the Parent and its Consolidated Subsidiaries has title to or valid lease interests in its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.08.

         SECTION 4.11. NO DEFAULT4.11. NO DEFAULT. Neither the Parent nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has a reasonable probability of having or causing a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 4.12.  FULL DISCLOSURE4.12.     FULL DISCLOSURE.  All
information heretofore furnished by the Parent to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Parent to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Parent has disclosed to the Banks in writing any and all facts which have a reasonable probability of having or causing a Material Adverse Effect.

         SECTION 4.13.  ENVIRONMENTAL MATTERS4.13.    ENVIRONMENTAL MATTERS.
(a) Neither the Parent nor any Subsidiary is subject to any Environmental Liability which has a reasonable probability of having or causing a Material Adverse Effect and, except as listed on Schedule 4.13 (as such Schedule may be supplemented from time to time by notice to the Agent from the Parent), neither the Parent nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. Except as listed on Schedule 4.13 (as such Schedule may be supplemented from time to time by notice to the Agent from the Parent), none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

         (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from, the Properties by the Parent or any Subsidiary or by any Third Party, or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Parent, at or from any adjacent site or facility; except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in amounts necessitated in the ordinary course of business by the operations of the Parent or any Subsidiary in compliance in all material respects with all applicable Environmental Requirements.

         (c) Except as described in Schedule 4.13, the Parent and each of its Subsidiaries and Affiliates are in compliance with all Environmental Requirements in connection with the operation of the Properties and the Parent's and each of its Subsidiary's and Affiliate's respective businesses.

         SECTION 4.14. CAPITAL STOCK4.14. CAPITAL STOCK. All Capital Stock (but solely with respect to the Parent and Subsidiaries which are corporations), debentures, bonds, notes and all other securities of the Parent and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Parent's Wholly Owned Subsidiaries are owned by the Parent free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of the Parent's Subsidiaries which are corporations (other than Wholly Owned Subsidiaries) is owned by the Parent free and clear of any Lien or adverse claim.

         SECTION 4.15.  MARGIN STOCK4.15.   MARGIN STOCK.  Neither the Parent
nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Bond will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

         SECTION 4.16.  INSOLVENCY4.16.     INSOLVENCY.  After giving effect to
the execution and delivery of the Bond Documents, no Guarantor will be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of Title 11 of the Bankruptcy Code, the UCFA or Section 2 of the UFTA, as each is amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

         SECTION 4.17. PUBLIC UTILITY HOLDING COMPANY ACT4.17. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Parent nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                                      ARTICLE V

                                      COVENANTSV COVENANTS

         Each Guarantor agrees that, so long as any amount payable hereunder or under any Bond remains unpaid:

         SECTION 5.01.  INFORMATION5.01.    INFORMATION.  The Parent will
deliver to each of the Banks:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

         (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of the Parent, consolidated and consolidating balance sheets of the Parent and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and statements of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer, treasurer or the chief accounting officer of the Parent;

         (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of EXHIBIT C (a "Compliance Certificate"), of the chief financial officer, treasurer or the chief accounting officer of the Parent (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Sections 5.03 through 5.07, inclusive, and Sections 5.12(c), and 5.23 on the date of such financial statements and (ii) stating whether, to the best knowledge of such person, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent is taking or propose to take with respect thereto (provided, however, so long as the Credit Agreement is in effect and contains substantially the same representations, warranties, covenants and events of default as contained in this Agreement, the Parent may satisfy the requirements of this paragraph (c) by providing the "Compliance Certificate" in the form required under the Credit Agreement to the Agent and the Banks);

         (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

         (e) within 5 Domestic Business Days after the Parent becomes aware of the occurrence of any Default, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Parent setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto;

         (f) within 5 Domestic Business Days after the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) within 5 Domestic Business Days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form

    S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities and Exchange Commission;

         (h) within 5 Domestic Business Days after becoming aware that any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
    (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

         (i) from time to time such additional information regarding the financial position or business of the Parent and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Parent will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Parent's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Parent agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

         SECTION 5.03. RATIO OF ADJUSTED FUNDED DEBT TO CONSOLIDATED TOTAL CAPITAL5.03. RATIO OF ADJUSTED FUNDED DEBT TO CONSOLIDATED TOTAL CAPITAL. Adjusted Funded Debt will not at any time exceed 55% of Consolidated Total Capital.

         SECTION 5.04. MINIMUM CONSOLIDATED TANGIBLE NET WORTH5.04. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than the sum of: (i)$320,000,000; PLUS (ii) 50% of Consolidated Net Income (excluding losses) arising after December 31, 1994; provided, that the required amount of Consolidated Tangible Net Worth shall be increased at the end of each Fiscal Quarter, to the extent of 50% of positive Consolidated Net Income for such Fiscal Quarter; PLUS (iii) 66 2/3rds% of the aggregate cumulative Net Proceeds of Capital Stock and of any net additions to Consolidated Net Worth resulting from contributions to the Partnerships by limited partners other than the Parent, in each case received during any period after the Closing Date; PLUS
(iv) 66 2/3rds% of any net additions to capital resulting from the conversion of convertible subordinated debentures at any time.

         SECTION 5.05. RATIO OF CONSOLIDATED CASH FLOW TO CONSOLIDATED FUNDED DEBT5.05. RATIO OF CONSOLIDATED CASH FLOW TO CONSOLIDATED FUNDED DEBT. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 28, 1997, the Parent's ratio of Consolidated Cash Flow for the immediately preceding 4 Fiscal Quarters then ended to Consolidated Funded Debt shall not have been less than 0.20 to 1.0.

         SECTION 5.06.  INTENTIONALLY DELETED5.06.    INTENTIONALLY DELETED.

         SECTION 5.07.  LOANS OR ADVANCES5.07.   LOANS OR ADVANCES.  Neither
the Parent nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $5,000,000 in the aggregate principal amount outstanding at any time, (ii) deposits required by government agencies, public utilities or others in the ordinary course of business, (iii) loans to Subsidiaries and (iv) Secured Timber Loans not exceeding $10,000,000 in the aggregate principal amount outstanding at any time; PROVIDED that after giving effect to the making of any loans, advances or deposits permitted by clauses (i), (ii), (iii) and (iv) of this Section 5.07, the Parent will be in full compliance with all the provisions of this Agreement and no Default shall be in existence or caused thereby; AND FURTHER PROVIDED, that, all loans permitted by clause (iii) of this Section 5.07 shall at all times be evidenced by a legally enforceable promissory note made by the recipient of any such relevant loan payable to the Parent or such Subsidiary in the amount of any such relevant loan.

         SECTION 5.08.  INVESTMENTS5.08.    INVESTMENTS.  Neither the Parent
nor any of its Subsidiaries shall make additional Investments in any Person except for loans and advances permitted by Section 5.07 and except: (A) Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose long term certificates of deposit have a rating of A or better by Moody's Investors Service and/or Standard & Poor's Corporation, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) (a) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc. or (b) tender bonds rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.; (v) obligations of municipalities located in the United States or in U.S. territories which are not tender bonds but meet the following criteria: (a) the obligation is rated MIG1/VMIG1, P1, or the equivalent thereof by Moody's Investors Service, Inc. or rated SP1, A1, or the equivalent thereof by Standard & Poor's Corporation; and (b) the funds invested in municipal obligations which are not tender bonds do not in sum exceed 10% of the Parent's short-term investment assets; (vi) repurchase agreements with member banks of the Federal Reserve System and primary dealers limited to U.S. Government securities, provided that the market value of the securities used as collateral equals or exceeds the principal and interest due under the agreement;
(vii) money market preferred securities for which the principal and dividends are either (a) fully supported by a letter of credit issued by a bank whose long term debt is rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., or (b) stand alone issues rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc.; and (viii) bankers' acceptances issued by a bank whose long term certificates of deposit have a rating of A or better by Standard & Poor's Corporation and/or Moody's Investors Service, Inc.; and (B) (i) capital contributions to Subsidiaries and (ii) subject to Section 5.13, Related Business Acquisitions with respect to which a controlling interest is acquired. The repurchase of the Founder's Stock by the Parent shall not be deemed to be an Investment by the Parent.

         SECTION 5.08.  NEGATIVE PLEDGE5.08.     NEGATIVE PLEDGE.  Neither the
Parent nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $24,100,000;

         (b) Liens securing Debt evidenced by industrial revenue bonds issued after the Closing Date in an aggregate principal amount not exceeding $15,000,000;

         (c) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

         (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

         (e) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Parent or a Consolidated Subsidiary and not created in contemplation of such event;

         (f) any Lien existing on any asset prior to the acquisition thereof by the Parent or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (g) Liens securing Debt owing by any Subsidiary to the Parent or any Subsidiary;

         (h) any Lien arising out of the successive refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, PROVIDED that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased, except by the amount of the directly related closing and issuance costs;

         (i) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (j)  any Lien on Margin Stock;

         (k) Liens for taxes or assessments or other governmental charges or levies not yet due and payable or being contested in good faith by proper proceedings and for which adequate reserves have been established;

         (l) Liens imposed by operation of law such as mechanics', landlords', carriers' and similar liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or are being contested in good faith by proper proceedings and for which adequate reserves have been established;

         (m) Liens, pledges or deposits required in connection with workers compensation, unemployment, social security or similar legislation; and

         (n) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt so long as the requirement set forth in the immediately succeeding proviso shall be maintained at all times;

PROVIDED that Liens permitted by the foregoing paragraphs (c) through (n), inclusive, shall at no time secure Debt in an aggregate amount greater than 5% of Consolidated Total Assets.

         SECTION 5.10. MAINTENANCE OF EXISTENCE5.10. MAINTENANCE OF EXISTENCE. Except as permitted by Section 5.11 or 5.12, the Parent shall, and shall cause each Subsidiary to, maintain its corporate or partnership existence, as applicable, and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

         SECTION 5.11.  DISSOLUTION5.11.    DISSOLUTION.  Neither the Parent
nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or purchase, repurchase, redeem, or retire any shares of the stock of the Parent or that of any Subsidiary which is a corporation, except (i) purchases, repurchases, redemptions, or retirement of shares after the Closing Date not exceeding an aggregate amount of $3,000,000, (ii) redemption of Class A, B and C "retractable" shares in Trus Joist MacMillan Limited and (iii) through corporate reorganization to the extent permitted by
Section 5.10.

         SECTION 5.12. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS5.12. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Parent will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (other than sales of inventory in the ordinary course of business or the disposition of obsolete equipment) to, any other Person, or discontinue or eliminate any material business line or segment, PROVIDED that:
(a) the Parent or any corporate Subsidiary of the Parent may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Parent or any corporate Subsidiary (except that the Parent shall be the remaining corporation upon a merger of a Subsidiary with the Parent) is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing; (b) corporate Subsidiaries of the Parent may consolidate or merge with or into or transfer assets to the Parent which is its parent or one another; and (c) the Parent and its Subsidiaries may transfer or dispose of (x) assets used primarily in (or stock of Subsidiaries engaged primarily in) the Fenestration Products Business, and (y) other assets, so long as the aggregate book value of all such other assets transferred or disposed of after the Closing Date does not exceed an amount equal to 5% of Consolidated Total Assets as of the Closing Date. As of the Closing Date, the only Subsidiaries (or divisions thereof) engaged in the Fenestration Products Business are those set forth on
Schedule 5.12.

         SECTION 5.13.  USE OF PROCEEDS5.13.     USE OF PROCEEDS.  The proceeds
of the Bonds will be used by the Parent for general corporate purposes, and will not be used by the Parent or any Subsidiary (i) in connection with, whether directly or indirectly, any hostile tender offer for, or other hostile acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

         SECTION 5.14. COMPLIANCE WITH LAWS; PAYMENT OF TAXES5.14. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. (a) The Parent will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Parent will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Parent or any Subsidiary, except liabilities being contested in good faith and against which the Parent or Subsidiary will set up reserves in accordance with GAAP.

    (b) The Parent shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Parent and members of the Controlled Group to exceed $5,000,000 at any time. For purposes of this Section 5.14(b), the amount of withdrawal liability of the Parent and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Parent and members of the Controlled Group have paid or as to which the Parent reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, PROVIDED that the Parent shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Parent agrees (i) once in each year, beginning with the first year end after the institution of a Multiemployer Plan, to request and obtain a current statement of the withdrawal liability of the Parent and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Agent and the Banks within 15 days after the Parent receives the same.

         SECTION 5.15. INSURANCE5.15. INSURANCE. The Parent will maintain, and will cause each of its Subsidiaries to maintain (either in the Parent or Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

         SECTION 5.16.  CHANGE IN FISCAL YEAR5.16.    CHANGE IN

FISCAL YEAR. The Parent will not change its Fiscal Year without the consent of the Required Banks; PROVIDED, HOWEVER, as an exception to the foregoing Section 5.16, after notice thereof to the Banks and without any prior consent thereto, the Parent may change its Fiscal Year in effect as of the date of this Agreement (a 52/53 week fiscal year) to a calendar year.

         SECTION 5.17. MAINTENANCE OF PROPERTY5.17. MAINTENANCE OF PROPERTY. The Parent shall, and shall cause each Subsidiary to, maintain all of its tangible properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

         SECTION 5.18.  ENVIRONMENTAL NOTICES5.18.    ENVIRONMENTAL NOTICES.
Within 30 days after the Parent becomes aware thereof, the Parent shall furnish to the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases that are required to be reported to an Environmental Authority, at, on, in, under or in any way affecting the Properties or any adjacent property, in the amount of $250,000 or more in any one instance or the aggregate amount of $1,000,000 or more for all such instances, and all facts, events, or conditions that could have a reasonable probability of leading to any of the foregoing.

         SECTION 5.18.  ENVIRONMENTAL MATTERS5.18.    ENVIRONMENTAL MATTERS.
The Parent will not nor will it permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

         SECTION 5.20.  ENVIRONMENTAL RELEASE5.20.    ENVIRONMENTAL RELEASE.
The Parent agrees that upon the occurrence of an Environmental Release for which it or a

Subsidiary may be subject to any Environmental Liability or at, on, in, under or in any way affecting the Properties, it will act or will cause its Subsidiary, as applicable, to act as promptly as practicable (and to the fullest extent within its or such Subsidiary's control) immediately to investigate the extent of, and to take appropriate remedial, removal or response action with respect to such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

         SECTION 5.21.  OTHER DEBT5.21.     OTHER DEBT.  Should the Parent or
any Consolidated Subsidiary, while this Agreement is in effect or any Bond remains unpaid, issue any Debt after the date of this Agreement for money borrowed in an aggregate amount exceeding $10,000,000 to any lender or group of lenders acting in concert with one another, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture or other similar instrument, which instrument includes covenants, warranties, representations, or defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any "put" or mandatory prepayment of such Debt) other than those set forth herein or in any of the other Bond Documents, the Parent shall promptly so notify the Agent and the Banks and, if the Agent shall so request by written notice to the Parent (after a determination has been made by the Majority Banks that any of the above-referenced documents or instruments contain any provisions, which either individually or in the aggregate, are more favorable to other lender or group of lenders than any of the provisions set forth herein are to the Banks), the Parent, the Agent and the Banks shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Agent and the Majority Banks, into this Agreement and, to the extent necessary and reasonably desirable to the Agent and the Majority Banks, into any of the other Bond Documents, all at the election of the Agent and the Majority Banks. PROVIDED, HOWEVER, the foregoing Section 5.21 shall not apply to a negative covenant restricting the Parent's or any Subsidiary's ability to pay dividends, distributions or other similar payments which may be contained in any indenture or other similar instrument executed after the date of this Agreement containing terms substantially the same in all material respects as the terms of that certain indenture dated as of June 29, 1994 to which the County of Perry, Kentucky, and the Parent are parties.

         SECTION 5.22. TRANSACTIONS WITH AFFILIATES5.22. TRANSACTIONS WITH AFFILIATES. Neither the Parent nor any of its Subsidiaries shall enter into or be a party to, any transaction with any Affiliate of the Parent or such Subsidiary (which Affiliate is not the Parent or a Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Agent and the Banks, and are no less favorable to the Parent or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

         SECTION 5.23.  DEBT OF SUBSIDIARIES; DELIVERY OF GUARANTIES OF
SUBSIDIARIESSECTION 5.23.    DEBT OF SUBSIDIARIES; DELIVERY OF GUARANTIES OF
SUBSIDIARIES. (a) The Parent shall not permit any of its Subsidiaries to incur any Debt except for (i) Debt evidenced by industrial revenue bonds in an aggregate principal amount not to exceed $39,100,000, and (ii) Debt incurred by Subsidiaries not to exceed an aggregate amount equal to $20,000,000 outstanding at any time constituting unsecured lines of credit due within one year or less from the date of advance, the proceeds of which are used for working capital.

         (b) If the Parent or any Subsidiary shall, at any time after the Closing Date, (in addition to the Guarantor Subsidiaries signatories to this Agreement below) acquire or create a Subsidiary which was not a Subsidiary on the Closing Date, it shall cause such Subsidiary, within 30 days of the date of such acquisition or creation, to execute and deliver to the Agent (in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent) (i) a counterpart to this Agreement pursuant to which it becomes a "Guarantor", and (ii) an opinion of counsel substantially in the form of EXHIBIT A-1 hereto with respect thereto. Notwithstanding the foregoing, with respect to Subsidiaries created by the Parent or any Subsidiary after the Closing Date, the Borrower is not required to provide the Agent and the Banks with such a counterpart to this Agreement and the other items listed in clause (ii) of this paragraph above so long as the aggregate value of the assets, valued at their GAAP book value, of all Subsidiaries which are not Guarantor Subsidiaries does not exceed $10,000,000 at any time. With respect to the Guarantor Subsidiaries incorporated in Canada, the Parent agrees to deliver to the Agent opinions (in the form set forth in Section 3.01(c) for Guarantor Subsidiaries incorporated in the United States) on or before the date which is 30 days after the Closing Date.


                                      ARTICLE VI

                                      DEFAULTS VI DEFAULTS

         SECTION 6.01. EVENTS OF DEFAULT6.01 EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Issuer (or the Parent, by virtue of payments due under the Note) shall fail to pay when due any principal of any Bond or shall fail to pay any interest on any Bond within 5 Domestic Business Days after such interest shall become due, or the Issuer or the Parent shall fail to pay any fee or other amount payable under the Bond Documents within 5 Domestic Business Days after such fee or other amount becomes due; or

         (b) any Guarantor shall fail to observe or perform or cause to be performed any covenant contained in Sections 5.01, 5.02(ii), 5.03 to 5.15, inclusive, Sections 5.18, 5.19, 5.20, 5.22 through 5.23, inclusive, or an "Event of Default" shall have occurred and be continuing under the Credit Agreement; or

         (c) any Guarantor shall fail to observe or perform or cause to be performed any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Parent by the Agent at the request of any Bank or (ii) the Parent otherwise becomes aware of any such failure; or

         (d) any representation, warranty, certification or statement made by any Guarantor in Article IV of this Agreement or by any Guarantor in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

         (e) the Parent or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate amount equal to or exceeding $5,000,000 (other than the Bonds) when due or within any applicable grace period; or

         (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate amount exceeding $10,000,000 of the Parent or any Subsidiary (including, without limitation, any mandatory prepayment or "put" of such Debt to the Parent or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any mandatory prepayment or "put" of such Debt to the Parent or any Subsidiary); or

         (g) the Parent or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (h) an involuntary case or other proceeding shall be commenced against the Parent or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Parent or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (i) one or more of the following events shall have occurred and created a potential liability for the Parent or any member of the Controlled Group, singularly or in the aggregate, in excess of $5,000,000: the Parent or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans pursuant to a distress termination under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by the Parent, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

         (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Parent or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (k)  a federal tax lien shall be filed against the Parent under
    Section 6323 of the Code or a lien of the PBGC shall be filed against the Parent or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

         (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
    1934) of 50% or more of the outstanding shares of the voting stock of the Parent (excluding any Person(s) who beneficially own the voting stock of the Parent as of March 27, 1995); or (ii) as of any date a majority of the Board of Directors of the Parent shall consist of individuals who were not either (A) directors of the Parent as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A) and individuals described in clause
    (B); or (iii) the Parent shall cease to serve as the General Partner of Trus Joist MacMillan a Limited Partnership; or (iv) the Parent shall cease to beneficially own 51% or more of the ownership interests of Trus Joist MacMillan, a Limited Partnership; or

         (m) the occurrence of any event, act, occurrence, or condition which the Banks determine either does or has a reasonable probability of causing a Material Adverse Effect; or

         (n) (i) any default by any of the Guarantors under any of the Bond Documents, (ii) any Bond Documents shall cease to be enforceable, (iii) any Guarantor shall assert that any Bond Document shall cease to be enforceable, or (iv) a "Default" or "Event of Default" shall occur under any Bond Document.

then, and in every such event, the Agent shall, if requested by the Required Banks, by notice to the Parent demand payment of the Guaranteed Obligations from the Guarantors and the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Guarantor together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; PROVIDED that if any Event of Default specified in paragraph (g) or
(h) above occurs with respect to any Guarantor, without any notice to the Parent or any other act by the Agent or the Banks, the Guaranteed Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

         SECTION 6.02.  NOTICE OF DEFAULT6.02.   NOTICE OF DEFAULT.  The Agent
shall give notice to the Parent of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                     ARTICLE VII

                                     THE AGENTVII     THE AGENT

         SECTION 7.01. APPOINTMENT; POWERS AND IMMUNITIES7.01. APPOINTMENT; POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Bond Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Bond Documents, and shall not by reason of this Agreement or any other Bond Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Bond Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Bond Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Bond Document or any other document referred to or provided for herein or therein or for any failure by the Parent to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Bond Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Bond Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Agent and the Banks, and the Parent shall not have any rights as third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Bond Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Parent. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Bond Document a fiduciary relationship in respect of any Bank.

         SECTION 7.02.  RELIANCE BY AGENT7.02.   RELIANCE BY AGENT.  The Agent
shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Bond Document, the

Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         SECTION 7.03.  DEFAULTS7.03. DEFAULTS  The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default
(other than the nonpayment of principal of or interest on the Bonds) unless the Agent has received notice from a Bank or the Parent specifying such
Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Bonds whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 8.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.
         SECTION 7.04.  RIGHTS OF AGENT AS A BANK7.04.     RIGHTS OF AGENT AS A
BANK. With respect to the Bond purchased by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Parent (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Parent (in addition to any agency fees and arrangement fees heretofore agreed to between the Parent and the Agent) for services in connection with this Agreement or any other Bond Document or otherwise without having to account for the same to the Banks.

         SECTION 7.05.  INDEMNIFICATION7.05.     INDEMNIFICATION.  Each Bank
severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Parent, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Bond Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; PROVIDED, HOWEVER that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         SECTION 7.06.  CONSEQUENTIAL DAMAGES7.06.    CONSEQUENTIAL DAMAGES.
THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO THE PARENT OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 7.07.  PAYEE OF BOND TREATED AS OWNER7.07.     PAYEE OF BOND
TREATED AS OWNER. The Agent may deem and treat the payee of any Bond as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 8.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Bond shall be conclusive and binding on any subsequent holder, transferee or assignee of that Bond or of any Bond or Bonds issued in exchange therefor or replacement thereof.

         SECTION 7.08.  NONRELIANCE ON AGENT AND OTHER BANKS7.08.
NONRELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent and decision to enter into the Bond Purchase Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Bond Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Parent of this Agreement or any of the other Bond Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Parent or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Bond Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Parent or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

         SECTION 7.08. FAILURE TO ACT7.08. FAILURE TO ACT. Except for action expressly required of the Agent hereunder or under the other Bond Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section
7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

         SECTION 7.10.  RESIGNATION OR REMOVAL OF AGENT7.10.    RESIGNATION OR
REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving at least 30 days notice thereof to the Banks and the Parent and the Agent may be removed at any time with or without cause by all of the other Banks. Upon any such resignation or removal, all of the other Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a U.S. commercial bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                                     ARTICLE VIII

                                  MISCELLANEOUSVIII   MISCELLANEOUS

         SECTION 8.01.  NOTICES8.01.   NOTICES.  All notices, requests and
other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 8.01 and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 8.01; PROVIDED that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 8.02.  NO WAIVERS8.02.     NO WAIVERS.  No
failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Bond or other Bond Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.03.  EXPENSES; DOCUMENTARY TAXES8.03    EXPENSES;
DOCUMENTARY TAXES. The Parent shall pay (i) subject to the terms of the Agent's Letter Agreement, all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks and the Agent, in connection with any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and
(ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, other professionals and consultants and any allocated costs of internal counsel, other professionals and consultants in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Bond
Documents. The Parent shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Bond Documents.

         SECTION 8.04.  INDEMNIFICATION8.04.     INDEMNIFICATION.  The Parent
shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Parent of the proceeds of any extension of credit by any Bank hereunder or breach by the Parent of this Agreement or any other Bond Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this

Agreement (except an enforcement action on which the Parent prevails on the merits) or any of the other Bond Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Parent shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including, without limitation, legal fees and any allocated costs of internal counsel) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

         SECTION 8.05. SHARING OF SETOFFS8.05. SHARING OF SETOFFS. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Bonds or the Guaranteed Obligations held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Bond or the Guaranteed Obligations held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Bonds or the Guaranteed Obligations held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Bonds or the Guaranteed Obligations held by the Banks owing to such other Banks shall be shared by the Banks pro rata; PROVIDED that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Parent other than its indebtedness under the Bonds or the Guaranteed Obligations, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

         SECTION 8.06.  AMENDMENTS AND WAIVERS.06.    AMENDMENTS AND WAIVERS.
(a) Any provision of this Agreement, the Bonds or any other Bond Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Parent and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that, no such amendment or waiver shall, unless signed by all Banks, (i) subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Bond or any fees under any Bond Document, (iii) change the date fixed for any payment of principal of or interest on any Bond, any Guaranteed Obligations or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the aggregate unpaid principal amount of the Bonds, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Bonds, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Bonds, or (viii) release any Guarantor; PROVIDED, FURTHER, that this Agreement and any of the other Bond Documents may be amended to give effect (x) to any increased fees, interest rates and/or margins, and/or any modification of the terms and conditions set forth in this Agreement or in any of the other Bond Documents, agreed upon pursuant to Section 8.06 or (y) to reduce or rescind any such increases, or to rescind any such modification, previously agreed upon pursuant to Section 8.06, if such amendment is in writing and is signed by the Parent, the Agent, and the Majority Banks.

         (b) The Parent will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Parent and shall be afforded an opportunity of considering the same and shall be supplied by the Parent with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Parent to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Parent will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

         SECTION 8.07.  NO MARGIN STOCK COLLATERAL8.07.    NO MARGIN STOCK
COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in the Purchase Agreement.

         SECTION 8.08.  SUCCESSORS AND ASSIGNS8.08.   SUCCESSORS AND ASSIGNS.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Guarantor may assign or otherwise transfer any of its rights under this Agreement. As set forth in the Bonds, any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in the Bonds or assign a proportionate part of all of its Bonds and all of its rights and obligations under this Agreement and the other Bond Documents, and such Assignee shall assume all such rights and obligations, pursuant to the terms of the Bonds.

         (b) Subject to the provisions of Section 8.09, each

Guarantor authorizes the Agent and each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and, with the Parent's consent (which shall not be unreasonably withheld), any prospective Transferee any and all financial information in such Bank's possession concerning the Parent which has been delivered to such Bank by the Parent pursuant to this Agreement or which has been delivered to such Bank by the Parent in connection with such Bank's credit evaluation prior to entering into this Agreement.

         (c) No Transferee shall be entitled to receive any greater payment under the Bonds than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Parent's prior written consent or by reason of the provisions of the Bonds requiring such Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (d) Anything in this Section 8.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Bonds owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Bonds made by the Parent to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Parent's obligations hereunder in respect of such assigned Bonds to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

    SECTION 8.08.  CONFIDENTIALITY8.08.     CONFIDENTIALITY.  Each Bank agrees
to exercise its best efforts to keep any information delivered or made available by the Parent to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Bonds; PROVIDED, HOWEVER that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 8.09. The agreements and obligations of the Banks contained in this Section 8.09 constitute a continuing agreement and shall survive termination of this Agreement and the payment in full of the Bonds.

         SECTION 8.10. REPRESENTATION BY BANKS8.10. REPRESENTATION BY BANKS. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will purchase the Bonds for its own account in the ordinary course of such business; PROVIDED, HOWEVER that, subject to Section 8.08, the disposition of the Bonds held by that Bank shall at all times be within its exclusive control.

         SECTION 8.11.  OBLIGATIONS8.11.    OBLIGATIONS.  (a) The obligations
of each Bank hereunder and under the other Bond Documents are several, and no Bank shall be responsible for the obligations of any other Bank hereunder or thereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time under the Bonds and hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of the Bonds, this Agreement or any other Bond Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         (b) Except as specifically stated herein, the obligations of the Guarantors hereunder are joint and several.

         SECTION 8.12.  GEORGIA LAW8.12.    GEORGIA LAW.12.  This Agreement
shall be construed in accordance with and governed by the law of the State of Georgia.

         SECTION 8.13. INTERPRETATION8.13. INTERPRETATION. No provision of this Agreement or any of the other Bond Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 8.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION8.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH GUARANTOR AND EACH OF
THE BANKS AND THE AGENT (A) TO THE EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER BOND DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMIT TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE BONDS AND THE OTHER BOND DOCUMENTS, AND (C) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE BONDS OR THE OTHER BOND DOCUMENTS. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 8.01 FOR THE GIVING OF NOTICE TO THE PARENT. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST ANY GUARANTOR PERSONALLY, AND AGAINST ANY ASSETS OF ANY GUARANTOR, WITHIN ANY OTHER STATE OR JURISDICTION.

         SECTION 8.15.  COUNTERPARTS8.15.   COUNTERPARTS.      This Agreement
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 8.16. SEVERABILITY; INCONSISTENCY WITH LOAN AGREEMENT.8.16. SEVERABILITY; INCONSISTENCY WITH LOAN AGREEMENT. In case any one or more of the provisions contained in this Agreement, the Bonds, or any of the other Bond Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law. With respect to any representation, warranty, covenant or event of default contained in the Loan Agreement relating to a Guarantor which is deemed inconsistent with a provision of this Agreement, the provisions of this Agreement shall prevail.

         SECTION 8.17. INTEREST.8.17. INTEREST. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by any Guarantor or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless such Guarantor shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that no Guarantor pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by such Guarantor under applicable law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                     TJ INTERNATIONAL, INC.            (SEAL)


                                     By: /s/ Richard B. Drury
                                        -------------------------------------
                                         Title: Corporate Secretary

                                     Address for Parent and each Guarantor
                                     Subsidiary:

                                     200 East Mallard
                                     Boise, Idaho  83706
                                     Attention: Richard B. Drury,
                                     Corporate Secretary and Treasurer
                                     Telecopier number: 208-364-3370
                                     Confirmation number: 208-364-3322


                                     TRUS JOIST MACMILLAN, A LIMITED
                                     PARTNERSHIP, a Delaware limited
                                     partnership                       (SEAL)


                                     By: TJ International, Inc.
                                        -------------------------------------
                                     Its general partner


                                     By: /s/ Richard B. Drury
                                        -------------------------------------
                                         Title: Corporate Secretary

                                     NORCO WINDOWS, INC., a Wisconsin
                                     corporation                       (SEAL)


                                     By: /s/ Richard B. Drury
                                        -------------------------------------
                                         Title: Corporate Secretary


                                     TRUS JOIST MACMILLAN LIMITED, a Province
                                     of British Columbia corporation
                                     (successor to a merger with Trus Joist
                                     MacMillan Nordel Limited)         (SEAL)


                                     By: /s/ Richard B. Drury
                                        -------------------------------------
                                        Title: Corporate Secretary


                                     TRUS-JOIST (WESTERN) LTD., a Province of
                                     New Brunswick corporation         (SEAL)



                                     By: /s/ Richard B. Drury
                                        -------------------------------------
                                        Title: Corporate Secretary


                                     TJM FACILITIES CORPORATION, a Delaware
                                     corporation                       (SEAL)


                                     By: /s/ Richard B. Drury
                                        -------------------------------------
                                        Title: Corporate Secretary

                                     WACHOVIA BANK, N.A.,
                                     as Agent and as a Bank           (SEAL)


                                     By: /s/ Bill F. Hamlet
                                        -------------------------------------
                                        Title: Senior Vice President


                                     LENDING OFFICE

                                     Wachovia Bank, N.A.
                                     191 Peachtree Street, N.E.
                                     Atlanta, Georgia 30303-1757
                                     Attention: Syndicate Services Group
                                     Telecopier number: 404-332-5019
                                     Confirmation number: 404-332-6971

                                     ALL OTHER NOTICES:

                                     Wachovia Bank, N.A.
                                     191 Peachtree Street, N.E.
                                     Atlanta, Georgia 30303-1757
                                     Attention: John A. Whitner
                                     Telecopier number: 404-332-6898
                                     Confirmation number: 404-332-6738

                                     CIBC INC., as a Bank             (SEAL)


                                     By: /s/ R. A. Mendoza
                                        -------------------------------------
                                        Title: Director

                                     Notice Address:

                                     -------------------------------
                                     -------------------------------
                                     -------------------------------

                                     THE CHASE MANHATTAN BANK,
                                     as a Bank                        (SEAL)


                                     By: /s/ Helene Santo
                                        -------------------------------------
                                        Title: Vice President

                                     Notice Address:

                                     -------------------------------
                                     -------------------------------
                                     -------------------------------

                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     as a Bank                        (SEAL)


                                     By: /s/ Samuel Gentes
                                        -------------------------------------
                                        Title: Vice President

                                     Notice Address:

                                     -------------------------------
                                     -------------------------------
                                     -------------------------------

                                     THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     as a Bank                        (SEAL)


                                     By: /s/ David Purcell
                                        -------------------------------------
                                        Title: Vice President

                                     Notice Address:

                                     -------------------------------
                                     -------------------------------
                                     -------------------------------

                                     US BANK OF IDAHO,
                                     as a Bank                        (SEAL)


                                     By: /s/ James Heuhen
                                        -------------------------------------
                                        Title: Vice President

                                     Notice Address:

                                     -------------------------------
                                     -------------------------------
                                     -------------------------------

                                                                       EXHIBIT A


                                      OPINION OF
                            COUNSEL FOR THE GUARANTORS(1)


                                     [Dated as provided in Section 3.01 of the Agreement]


To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attn:  U.S. Corporate Division

Dear Sirs:

    We have acted as counsel for TJ INTERNATIONAL, INC., a Delaware corporation (the "Parent"), in connection with the Bond Guaranty Agreement (the "Agreement") and the other Guarantors (defined in the Agreement) dated as of September 30, 1997, among the Parent, the banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent. Capitalized terms contained herein but not defined herein shall have the meanings attributed thereto in the Agreement.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth

----------------
(1) This opinion may be delivered separately by U.S. counsel for U.S. Guarantors and by Canadian counsel for Canadian Guarantors.

below that the execution and delivery of the Agreement and the other Bond Documents by each Bank, the Agent and the Issuer and the execution and delivery of the Agreement and other Bond Documents by Guarantors created and existing under Canadian laws, have been duly authorized by each Bank, the Agent, the Issuer and each such Guarantor.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted.

         2. Each of the Guarantors (except Trus Joist MacMillan a Limited Partnership) is a corporation duly incorporated, validly existing and in good standing under the laws of the respective state of its incorporation and has all corporate powers required to carry on its business as now conducted. Trus Joist MacMillan a Limited Partnership is a limited partnership, duly formed under the laws of the State of Delaware and has all partnership powers required to carry on its business as now conducted.

         3. The execution, delivery and performance by each Guarantor (other than Trus Joist MacMillan a Limited Partnership) of the Agreement, the Bonds, and the other Bond Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificates of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon it and (v) to our knowledge, do not result in the creation or imposition of any Lien on any asset of any Guarantors.

         4. The execution, delivery and performance by Trus Joist MacMillan a Limited Partnership of the Agreement and each of the other Bond Documents to which it is a party (i) are within its partnership powers, (ii) have been duly authorized by all necessary partnership actions, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its respective partnership agreements or of any agreement, judgment, injunction, order, decree, or other instrument which to our knowledge is binding upon it, and (v) to our knowledge, do not result in the creation or imposition of any Lien or any of its assets.

         5. The Agreement constitutes a valid and binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms, and the other Bond Documents executed by it constitute its valid and binding obligations, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         6. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Guarantors before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantors, considered as a whole, or which in any manner questions the validity or enforceability of the Agreement, or any other Bond Document.

         7. The Parent has no Subsidiaries incorporated or formed under the laws of the United States or any state which are not Guarantors.

         8. Neither the Parent nor any of the other Guarantors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         9. Neither the Parent nor any of the other Guarantors is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         10. Under the laws of the State of Idaho, the choice of the laws of the State of Georgia to govern the enforcement and interpretation of the Agreement and the other Bond Documents is enforceable.

                         [Insert appropriate qualifications]

    This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Assignee, Participant or other Transferee under the Agreement, without our prior written consent.

                             Very truly yours,

                                                                       EXHIBIT B


                                      OPINION OF
                                COUNSEL FOR THE ISSUER


                                    [to be added]

                                                                       EXHIBIT C


                                COMPLIANCE CERTIFICATE


         Reference is made to the Bond Guaranty Agreement dated as of September 30, 1997 (as amended and supplemented and in effect from time to time, the "Agreement") among TJ International, Inc., Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

         Pursuant to Section 5.01(c) of the Agreement, __________, the duly authorized _____________ of TJ International, Inc., hereby (i) certifies to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ______, 199__, and that no Defaults or Events of Default exist and (ii) restates and reaffirms that the representations and warranties contained in Article IV of the Agreement are true on and as of the date hereof as though restated on and as of this date.


                             TJ INTERNATIONAL, INC.


                             By:
                                ---------------------------
                                Title:

                                COMPLIANCE CHECK LIST
                                TJ International, Inc.
                            -----------------------------


                                   ________, 199__


1.  Ratio of Adjusted Funded Debt to Consolidated Total Capital (Section 5.03)

    Consolidated Funded Debt will not at any time exceed 55% Consolidated Total Capital.

    (a)  Adjusted Funded Debt          Schedule - 4  $__________

    (b)  Consolidated Net Worth                      $__________

    (c)  sum of (a) PLUS (b)                         $__________

    Actual Ratio of (a) to (c)                        __________

    Maximum Ratio              LESS THAN OR EQUAL TO 0.55 to 1.0


2.  Consolidated Tangible Net Worth (Section 5.04)

    Consolidated Tangible Net Worth will at no time be less than the sum of:
    (i)$320,000,000; PLUS (ii) 50% of Consolidated Net Income (excluding losses) arising after December 31, 1994; provided, that the required amount of Consolidated Tangible Net Worth shall be increased at the end of each Fiscal Quarter, to the extent of 50% of positive Consolidated Net Income for such Fiscal Quarter; PLUS (iii) 66 2/3rds% of the aggregate cumulative Net Proceeds of Capital Stock and of any net additions to Consolidated Net Worth resulting from contributions to the Partnerships by limited partners other than the Parent, in each case received during any period after the Closing Date; PLUS (iv) 66 2/3rds% of any net additions to capital resulting from the conversion of convertible subordinated debentures at any time.

    (a)  Initial Consolidated Tangible
         Net Worth                                                 $320,000,000

    (b)  50% of Consolidated Net Income
         for immediately preceding Fiscal
         Quarters ending after December 31, 1996
                                                $_________
    (c) 66 2/3rds% of the aggregate cumulative Net Proceeds of Capital Stock and of any net additions to Consolidated Net Worth resulting from contributions to the Partnerships by limited partners other than the Parent, in each case received during any period after the Closing Date
                                                     $_________

    (d)  66-2/3rds% of any net additions to
         capital resulting from the
         conversion of convertible
         subordinated debentures                    $__________


    Consolidated Tangible Net Worth    Schedule - 1 $__________

    Required (sum of (a) PLUS (b)
    PLUS (c) PLUS (d))                              $__________


3.  Ratio of Consolidated Cash Flow to Consolidated Funded Debt (Section 5.05)

    At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 28, 1997, the Parent's ratio of Consolidated Cash Flow for the immediately preceding 4 Fiscal Quarters then ended to Consolidated Funded Debt shall not have been less than 0.20 to 1.0.

    (a)  Consolidated Cash Flow       Schedule - 5 $__________

    (b)  Consolidated Funded Debt     Schedule - 4 $__________

    Actual Ratio of (a) to (b)                      __________

    Required Ratio        GREATER THAN OR EQUAL TO 0.20 to 1.0

4.  Intentionally Deleted

5.  Loans and Advances (Section 5.07)

    Neither the Parent nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $5,000,000 in the aggregate principal amount outstanding at any time,
    (ii) deposits required by government agencies, public utilities or others in the ordinary course of business, (iii) loans to Subsidiaries and (iv) Secured Timber Loans not exceeding $10,000,000 in the aggregate principal amount outstanding at any time; PROVIDED that after giving effect to the making of any loans, advances or deposits permitted by clauses (i), (ii),
    (iii) and (iv) of this Section 5.07, the Parent will be in full compliance with all the provisions of this Agreement and no Default shall be in existence or caused thereby; AND FURTHER PROVIDED, that, all loans permitted by clause (iii) of this Section 5.07 shall at all times be evidenced by a legally enforceable promissory note made by the recipient of any such relevant loan payable to the Parent or such Subsidiary in the amount of any such relevant loan.



    (a)  To Employees                          $__________

         Limitation                             $5,000,000

    (b)  Utility, Governmental and
         other Deposits                        $__________

         Limitation                              None

    (c)  Loans to Guarantors              $__________

         Limitation                              None

    (d)  Secured Timber Loans                  $__________

         Limitation                            $10,000,000

6.  SALES OF ASSETS (Section 5.12(c))

    The Parent will not, nor will they permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (other than sales of inventory in the ordinary course of business or the disposition of obsolete equipment) to, any other person, segment, PROVIDED that: . . . and (c) the Parent and its Subsidiaries may transfer or dispose of (x) assets used primarily in (or stock of Subsidiaries engaged primarily in) the Fenestration Products Business, and (y) so long as the aggregate book value of all such other assets transferred or disposed of after the Closing Date does not exceed an amount equal to 5% of Consolidated Total Assets as of the Closing Date. As of the Closing Date, the only Subsidiaries (or divisions thereof) engaged in the Fenestration Products Business are those set forth on Schedule 5.12.

    1. Transfers and dispositions of assets (or stock) related to Fenestration Products Business.
         [DESCRIBE ANY SUCH TRANSFERS SINCE LAST COMPLIANCE CERTIFICATE.]

    2.   Other transfers

         (a)  [DESCRIBE TRANSFERS SINCE LAST
              COMPLIANCE CERTIFICATE]                 $__________

         (b)  cumulative of all such transfers        $__________
              since Closing Date

         Limitation(2)                                $__________

--------------------
(2)insert amount equal to 5% of Consolidated Tangible Net Worth on

7.  DEBT OF SUBSIDIARIES (Section 5.23)

    The Parent shall not permit any of its Subsidiaries to incur any Debt except for (i) Debt evidenced by industrial revenue bonds in an aggregate principal amount not to exceed $39,100,000, and (ii) Debt incurred by Subsidiaries which are Guarantors not to exceed an aggregate amount equal to $20,000,000 outstanding at any time constituting unsecured lines of credit due within one year or less from the date of advance the proceeds of which are used for working capital.

    The Subsidiaries have no Debt except for:


    -------------------------
    -------------------------
    -------------------------
    -------------------------



-----------------------------------------------------------------------------
Closing Date

                                                                    SCHEDULE - 1

                           CONSOLIDATED TANGIBLE NET WORTH

Stockholders' Equity                                  $___________
    Less:
         Surplus from write-up of assets subsequent
          to ______________                           $___________
         Intangibles                                  $___________
         Bonds to stockholders, directors
          officers or employees                       $___________
         Capital Stock shown as assets                $___________

Consolidated Tangible Net Worth                       $___________
                                                       ___________

INTANGIBLES DESCRIPTION

    (a)                           -----               $___________

    (b)                           -----               $___________

    (c)                           -----               $___________

    Other                                             $___________


         Total                                        $___________
                                                       ___________

                                                                    SCHEDULE - 2

CONSOLIDATED FUNDED DEBT

                                       INTEREST
                                         RATE    MATURITY  TOTAL

SECURED
                             _____________________________ $__________
                             _____________________________ $__________
                             _____________________________ $__________
                             _____________________________ $__________
         Total Secured                                     $__________

UNSECURED
                             _____________________________ $__________
                             _____________________________ $__________
                             _____________________________ $__________
                             _____________________________ $__________
         Total Unsecured                  ________________ $__________

GUARANTEES
                             _____________________________ $__________
                             _____________________________ $__________
         Total                                             $__________

Redeemable Preferred Stock _______________________________ $__________
         Total                                             $__________

OTHER FUNDED DEBT
                             _____________________________ $__________
                             _____________________________ $__________
                             _____________________________ $__________

         Total Consolidated Funded Debt               $_______________
                                                       _______________

                                                                    SCHEDULE - 3
CONSOLIDATED CASH FLOW
(12 month period ended
________, 19__)

(a) Consolidated Net Income                      $__________

(b) depreciation                                 $__________

(c) amortization                                 $__________

(d) other non-cash charges                       $__________

(e) increase in deferred taxes                   $__________
    (decrease in deferred taxes)                ($__________)

    Total                                        $__________
                                                  __________


DESCRIPTION OF OTHER NON-CASH CHARGES:

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

                                            EXHIBIT D


                                TJ INTERNATIONAL, INC.

                                 CLOSING CERTIFICATE


    Reference is made to the Bond Guaranty Agreement (the "Agreement") dated as of September 30, 1997, among TJ International, Inc., the Banks listed therein, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Agreement.

    Pursuant to Section 3.01(e) of the Agreement, _______________, the duly authorized _____________ hereby certifies to the Agent and the Banks that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Agreement are true on and as of the date hereof.

    Certified as of this ____ day of September, 1997.



                                       By:
                                          ---------------------------
                                          Printed Name:
                                                       --------------
                                          Title:
                                                 --------------------

SCHEDULE 4.06

                                  ERISA INFORMATION

                                        NONE.

SCHEDULE 4.08


                                     SUBSIDIARIES


                                                           Jurisdiction of
    NAME                                                   Incorporation
    ----                                                   ---------------

Norco Windows, Inc.                                          Wisconsin

Trus Joist MacMillan
a Limited Partnership                                        Delaware

Trus Joist Corporation                                       Delaware

Trus Joist MacMillan Limited                                 British Columbia

Trus-Joist (Western) Ltd.                                    New Brunswick

SCHEDULE 4.13


                                ENVIRONMENTAL MATTERS

                             [to be completed by Parent]

SCHEDULE 5.12


                           FENESTRATION PRODUCTS BUSINESSES


None.